UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ocular Therapeutix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Ocular Therapeutix Stockholders:

2025 was a transformative year for Ocular Therapeutix, marked by significant progress advancing AXPAXLI™, our leading product candidate designed to address the large unmet medical need and market opportunity in the retinal disease space, and positioning the company for long-term value creation and commercial success.

This past year marked the first full year of leadership under Dr. Pravin Dugel as our Chief Executive Officer. Since Dr. Dugel joined the company in 2024, and under his direction, we have refreshed and strengthened our leadership team with experienced industry executives across clinical development, commercial strategy and operations. The board of directors believes this leadership team positions the company well to execute on its strategic priorities and redefine the retina experience for patients, physicians and caregivers.

We were proud to finish the year with an expanded clinical development program for AXPAXLI, for which we have ongoing Phase 3 clinical programs for both wet age-related macular degeneration, or AMD, and diabetic retinal disease, which are leading causes of blindness. With substantial capital on hand following a successful fundraising in the fall of 2025, we believe we have the available resources, including anticipated cash inflows from our marketed product DEXTENZA®, to fund our planned operating expenses, debt service obligations and capital expenditure requirements into 2028, as we prepare for a potential new drug application for AXPAXLI following positive results from our SOL-1 Phase 3 superiority trial in wet AMD.

We are already benefitting greatly from the expertise of our world-class leadership team. In 2025, Ocular’s achievements included: (1) successfully completing enrollment and randomization in SOL-R, the second of our two Phase 3 clinical trials for AXPAXLI in wet AMD; (2) obtaining a special protocol assessment, or SPA, agreement from the U.S. Food & Drug Administration, or FDA, for the design of a pivotal clinical trial for diabetic retinal disease, including for the proposed use of a novel ordinal endpoint; (3) successfully raising $475 million in gross proceeds from an underwritten offering to help fund our ongoing clinical trials and our new diabetic retinal disease Phase 3 program, which we also initiated in 2025, all while (4) preparing the company for the topline data readout from SOL-1, which is our first Phase 3 clinical trial for AXPAXLI in wet AMD. In February 2026, this preparation paid off with our announcement of positive superiority data from this landmark trial.

Our board, and its compensation committee, remain committed to a pay-for-performance philosophy that aligns our executive compensation program with our strategic, clinical, commercial and financial performance, as well as long-term stockholder value creation. We have maintained our active stockholder engagement throughout 2025 and early 2026, which informed the expanded CD&A disclosure presented in this proxy statement.  Our disciplined approach to executive compensation is designed to support execution, strengthen leadership development and reinforce alignment with stockholder interests.

Looking ahead, the board continues to actively oversee the company’s pipeline development, the ongoing commercialization of DEXTENZA and preparations for the potential commercialization of AXPAXLI. We remain focused on adopting leading governance practices and continuing regular and transparent dialogue with our investors.

On behalf of the entire Ocular Therapeutix board, I would like to express our appreciation for your continued investment in our company. We respectfully request your vote in support of the matters presented in our 2026 proxy statement.

Very truly yours,

Charles Warden
Lead Independent Director and Chair of Compensation Committee

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials by posting them on the Internet and delivering a Notice Regarding the Availability of Proxy Materials, as more fully described in the accompanying Notice of Annual Meeting of Stockholders. This reduces the amount of paper necessary to produce these materials as well as the costs and logistics associated with mailing these materials to all stockholders. On or about May 1, 2026, we will make our proxy materials available to stockholders and begin mailing to our stockholders (other than those stockholders who previously requested electronic or paper delivery of proxy materials) a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, and how to vote online or by telephone.

OCULAR THERAPEUTIX, INC.

14 Crosby Drive, 3rd Floor

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, June 10, 2026

The 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Ocular Therapeutix, Inc., a Delaware corporation, will be held on Wednesday, June 10, 2026 beginning at 8:30 a.m., Eastern time, via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2026, which we refer to as the Annual Meeting Website. To access, participate in, and vote at the Annual Meeting, you must enter the control number on your notice, voting instruction form or proxy card you received at the Annual Meeting Website. You may submit questions during the Annual Meeting via the Annual Meeting Website. A list of registered stockholders of record and entitled to vote at the Annual Meeting will also be available to record holders beginning on May 31, 2026 and during our Annual Meeting at www.virtualshareholdermeeting.com/OCUL2026. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you plan to attend.

The Annual Meeting will be held to consider and act upon the following matters:

1.	To elect two class III directors of our board of directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.	To hold an advisory vote to approve named executive officer compensation;
3.	To hold an advisory vote on the frequency of future advisory votes to approve named executive officer compensation;
4.	To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 10,000,000 shares;
5.	To ratify the appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have elected to use the “notice and access” rules adopted by the Securities and Exchange Commission to provide our stockholders access to our proxy materials and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, and which we refer to as the 2025 Annual Report, by notifying you of the availability of our proxy materials and our 2025 Annual Report via the Internet. On or about May 1, 2026, we will make our proxy materials available to stockholders and begin mailing to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials) a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and our 2025 Annual Report, and how to vote online or by telephone. We will also deliver printed versions of the proxy materials to stockholders who have previously requested paper copies.

Stockholders of record at the close of business on April 13, 2026 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Todd D.C. Anderman
Chief Legal Officer and Secretary

Bedford, Massachusetts

April 30, 2026

AS A STOCKHOLDER AS OF THE RECORD DATE, YOU MAY OBTAIN ADMISSION TO AND VOTE DURING THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS ON THE ANNUAL MEETING WEBSITE. YOU DO NOT NEED TO REGISTER IN ADVANCE TO JOIN THE ANNUAL MEETING. YOUR CONTROL NUMBER IS ON YOUR NOTICE, VOTING INSTRUCTION FORM OR PROXY CARD. THE ONLINE MEETING WILL BEGIN PROMPTLY AT 8:30 A.M., EASTERN TIME. WE ENCOURAGE YOU TO ACCESS THE MEETING PRIOR TO THE START TIME. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE IN ADVANCE OF THE MEETING BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE NOTICE, VOTING INSTRUCTION FORM, OR PROXY CARD IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. ALTERNATIVELY, IF YOU HAVE REQUESTED PAPER COPIES OF OUR PROXY MATERIALS, YOU MAY COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Information About the Annual Meeting and Voting	1
Votes Required	3
CORPORATE GOVERNANCE	4
Board of Directors	4
How Our Board Is Organized	8
Board Committees	8
Board Meetings and Attendance	10
Board Processes	10
Board Policies	13
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Compensation Committee Report	34
Summary Compensation Table	35
CEO Pay Ratio	36
Grants of Plan-Based Award Table	37
Outstanding Equity Awards as of December 31, 2025	38
Option Exercises and Stock Vested Table	40
Employment Agreements with Executive Officers	40
Equity Incentive Plans	43
401(k) Plan	50
Accounting Considerations	51
Tax Deductibility	51
Pay Versus Performance Disclosure	51
Securities Authorized for Issuance under Equity Compensation Plans	56
DIRECTOR COMPENSATION	57
Summary Compensation Table	57
Director Compensation Arrangements	58
AUDIT-RELATED MATTERS	60
Audit Committee Report	60
Audit Fees and Services	60
Pre-Approval Policies and Procedures	60
MATTERS TO BE VOTED ON	61
Proposal 1: Election of Two Class III Directors	61
Proposal 2: Advisory Vote on Named Executive Officer Compensation	62
Proposal 3: Advisory vote on the frequency of future advisory votes on named executive officer compensation	63
Proposal 4: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as Amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 10,000,000 Shares	64
Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	77
TRANSACTIONS WITH RELATED PERSONS	78
OWNERSHIP OF COMMON STOCK	80
Delinquent Section 16(a) Reports	82
OTHER MATTERS	83
Solicitation of Proxies	83
Voting Results	83
Householding of Annual Meeting Materials	83
Deadline for Submission of Stockholder Proposals for 2026 Annual Meeting of Stockholders	84
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:	84
Appendix A	A-1
Appendix B	B-1

OCULAR THERAPEUTIX, INC.

14 Crosby Drive, 3rd Floor

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 10, 2026

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the board, of Ocular Therapeutix, Inc. for use at the 2026 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 10, 2026, beginning at 8:30 a.m., Eastern time via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2026, and at any adjournment or postponement thereof. On April 13, 2026, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 218,906,099 shares of our common stock, par value $0.0001 per share, or the common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Ocular Therapeutix,” “the company,” “our,” “we,” or “us” refers to Ocular Therapeutix, Inc. and its consolidated subsidiaries.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 10, 2026

This proxy statement and our 2025 Annual Report to

Stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730, Attention: Todd D.C. Anderman, Chief Legal Officer and Secretary, Telephone: (781) 357-4000.

On or about May 1, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, and which we refer to as our 2025 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may submit your proxy to vote your shares or vote your shares (as applicable) in one of four ways:

(1)	Over the Internet prior to the Annual Meeting. You may submit your proxy to vote your shares by following the “Vote by Internet Prior to Annual Meeting” instructions in the Notice or, if you choose to request paper copies of our proxy materials, on the proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.
(2)	By telephone prior to the Annual Meeting. You may submit your proxy to vote your shares by following the “Vote by Phone” instructions in the Notice or on the proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.

(3)	By mail prior to the Annual Meeting. If you wish to submit your proxy to vote your shares by mail, please request paper copies of our proxy materials and follow the instructions on the proxy card. You may vote by completing, dating and signing the proxy card and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. Your vote must be received by no later than 11:59 p.m., Eastern time, on the day before the Annual Meeting for your proxy to be validly submitted and for your vote to count.
(4)	Over the Internet during the Annual Meeting. You may submit your proxy to vote your shares over the Internet by accessing the Annual Meeting website www.virtualshareholdermeeting.com/OCUL2026 by following the instructions provided in the Notice or, if you choose to request paper copies of our proxy materials, on the proxy card. You do not need to register in advance to attend the Annual Meeting online. You can cast your votes by following the prompts provided by the website.

All proxies that are executed or are otherwise submitted over the Internet, by telephone or by mail will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to or at the Annual Meeting by doing any one of the following things:

●	submitting a new proxy by following the “Vote by Internet Prior to Annual Meeting” or “Vote by Phone” instructions on the Notice, voting instruction card, or proxy card up until 11:59 p.m., Eastern time, on the day before the Annual Meeting;
●	signing another proxy card and arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting;
●	giving our Secretary a written notice before or during the Annual Meeting that you want to revoke your proxy; or
●	voting over the Internet during the Annual Meeting.

Your participation in the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order for your brokerage firm to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you.

Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern whether your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” matters but will not be allowed to vote your shares with respect to “non-discretionary” matters. We believe that the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 5) is considered to be a discretionary matter under the NYSE rules and that your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. We believe that the election of class III directors (Proposal 1), the advisory vote to approve the compensation of our named executive officers (Proposal 2), the advisory vote on the frequency of future advisory votes to approve named executive officer compensation (Proposal 3), and the amendment of our stock incentive plan to increase the number of shares of common stock issuable thereunder (Proposal 4), are considered non-discretionary matters, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 2, 3, or 4, your brokerage firm will not vote with respect to such proposal or proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that does not have or did not exercise discretionary authority to vote on a particular matter.

Quorum; Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Only shares of common stock present or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: Election of Two Class III Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. This proposal calls for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. Our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation.  This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory votes to approve named executive officer compensation. With respect to this proposal, if none of the frequency periods receives a majority of the votes cast, the frequency period that has received the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our board (or any committee thereof), we may decide that it is in the best interests of us and our stockholders to hold a vote regarding named executive officer compensation more or less frequently than the frequency period selected by a plurality of our stockholders.

Proposal 4: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 10,000,000 Shares. Proposal 4 will be considered to have been approved if the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively vote “FOR” the approval of the amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 10,000,000 shares.

Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026. Proposal 5 will be considered to have been approved if the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter.

Forward-Looking Statements

Statements in this proxy statement, including the letter from our lead independent director included in this proxy statement, about our future financial position, expectations, plans and prospects, and the sufficiency of our cash resources, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “designed”, “may”, “might”, “plan”, “predict”, “project”, “target”, “potential”, “goals”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 5, 2026, and the risks described in other filings that we may make with the SEC. Any forward-looking statements contained in this proxy statement speak only as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors

Set forth below are the names, the class and certain biographical information about each director nominee and continuing member of our board of directors, or board, as of April 13, 2026. The information presented includes each director nominee’s and continuing director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors and nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Class	Position
Pravin U. Dugel, M.D.	62	III	Executive Chairman, President and Chief Executive Officer
Adrienne L. Graves, Ph.D. (1)	72	I	Director
Seung Suh Hong, Ph.D. (1)	68	II	Director
Richard L. Lindstrom, M.D.(1)(2)	78	II	Director
Merilee Raines(3)	70	III	Director
Charles Warden(2)(3)	57	I	Lead Independent Director
Leslie J. Williams(2)(3)	66	II	Director
(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Pravin U. Dugel, M.D. has served as Executive Chairman and as a member of our board of directors since February 2024, and as our President and Chief Executive Officer since April 2024. Dr. Dugel previously served as President of IVERIC bio, Inc., or IVERIC, a biopharmaceutical company, from May 2021 to October 2023, and as Executive Vice President, Chief Strategy and Business Officer of IVERIC from April 2020 to May 2021. Prior to IVERIC, Dr. Dugel was a managing partner at Retinal Consultants of Arizona from July 1994 to March 2021. Dr. Dugel previously served on the boards of Oculis Holding AG, a publicly traded biopharmaceutical company from 2020 to May 2024; IVERIC from January 2023 until its acquisition by Astellas US Holdings, Inc. in July 2023; and Aerpio Pharmaceuticals, Inc. from March 2017 until its acquisition by Aadi Bioscience, Inc. in August 2021. Dr. Dugel also served as a clinical professor at the USC Eye Institute in the Keck School of Medicine at the University of Southern California and was a founding member of the Spectra Eye Institute in Sun City, Arizona. Dr. Dugel holds a B.A. from Columbia University in Comparative Literature and Molecular Biology and an M.D. from the UCLA School of Medicine, and he completed his residency in ophthalmology at the USC Eye Institute. He completed a medical retina fellowship at the Bascom Palmer Eye Institute and a surgical eye fellowship at the USC Eye Institute. We believe that Dr. Dugel is qualified to serve on our board of directors because of his executive leadership experience in the ophthalmology industry, his background in ophthalmology, his service on the boards of directors of other life sciences companies, and his extensive knowledge of the company based on his position as President and Chief Executive Officer.

Adrienne L. Graves, Ph.D. has served as a member of our board of directors since July 2023. Dr. Graves served as President and Chief Executive Officer of Santen Inc., the United States subsidiary of a publicly traded Japanese pharmaceutical company, from 2002 to 2010, and previously served as Senior Vice President of Worldwide Clinical Development (United States, Europe, and Japan), from 1995 to 2002. Dr. Graves has served as a member of the board of directors of Harrow, Inc., or Harrow (formerly known as Harrow Health, Inc. and Imprimis Pharmaceuticals, Inc.), a publicly-traded ophthalmic healthcare company, since January 2024; Opus Genetics, Inc. a publicly-traded ophthalmic gene therapy company since October 2024; NVasc, Inc., a privately-held early-stage ophthalmology company since November 2023; Implandata Ophthalmic Products GmbH, a medical equipment manufacturer since October 2023; JelliSee Ophthalmics, Inc., a privately-held medical device company, since July 2023; Qlaris Bio, Inc., a privately-held clinical-stage biotechnology company, since December 2019; and Osanni Bio, a privately-held biotechnology company focusing on retinal diseases, since June 2024.  Previously, Dr. Graves served as a member of the boards of directors of IVERIC from December 2018 to July 2023, including serving as the chairman of IVERIC’s board from May 2021 to July 2023; Oxurion NV, a Belgian biopharmaceutical company, from October 2018 until March 2023; Nicox S.A., a French ophthalmology company, from 2014  to January 2024; and Greenbrook TMS Inc., a Canadian neurology and medical device company, from 2018 to December 2023. Dr. Graves received an A.B. in psychology from Brown University and a Ph.D. in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris. Dr. Graves has significant and broad executive leadership, corporate governance, operations and strategy, research, medical technology development, regulatory and legal, ophthalmology and life sciences industry experience.  We believe that Dr. Graves is qualified to serve on our board of directors for these reasons.

Seung Suh Hong, Ph.D. has served as a member of our board of directors since June 2019.  Dr. Hong has served as Divisional Head of Daewoong Pharmaceutical Co., Ltd., a pharmaceutical company, since June 2025. Dr. Hong has served as a consultant to a number of biopharmaceutical companies since March 2019, including through MediRapha, a consulting firm for which he was the Chief Executive Officer. Previously, Dr. Hong served as Vice Chairman of the board of directors, Chief Scientific Officer and Chief Operating Officer of CentricsBio, Inc., a biotechnology company focused on immunotherapeutics, from January 2025 to May 2025; as Chief Executive Officer of Rophibio, Inc., a biopharmaceutical company from March 2023 to December 2024 and as its Senior Advisor from February 2022 to March 2023; as President and Chief Operating Officer of CELLemedy, a biopharmaceutical start-up company, from January 2021 to February 2023; and as Senior Advisor for Novelgen, a biopharmaceutical company, from April 2020 to February 2023, in South Korea. From April 2002 to March 2021, Dr. Hong served in various capacities at Celltrion Inc., a biopharmaceutical company, including as Senior Consultant at Celltrion Healthcare from February 2020 to March 2021; as President and Chief Executive Officer of Celltrion Healthcare Japan from August 2016 to January 2019; as President and Chief Executive Officer of Celltrion Healthcare  from November 2014 to December 2015; and as President of Research and Development and Global Business Development from April 2002 to November 2014; Dr. Hong also served as Director at Sam Yang Corporation, a food and pharmaceutical company from April 1981 to April 2002. Dr. Hong received a B.S. in Agricultural Chemistry, an M.S. in Industrial Enzymology, and a Ph.D. in Enzymology and Fermentation from Seoul National University. Dr. Hong also participated in post-doctoral studies at the University of Wisconsin-Madison. Dr. Hong has significant executive leadership, operations and strategy, research, medical technology development and life sciences industry experience.  We believe that Dr. Hong is qualified to serve on our board of directors for these reasons.

Richard L. Lindstrom, M.D. has served as a member of our board of directors since 2012. Since 1989, Dr. Lindstrom has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, which he founded and where he previously served as the managing partner. Additionally, Dr. Lindstrom serves as the chief executive officer and chairman of Lindstrom Restoration, a 75-year-old privately held company. He has served as a member of the board of directors of LENSAR, Inc., a publicly-traded medical device company, since February 2018. He previously served as a member of the board of directors of Harrow from January 2015 to June 2023, where he continues as a senior advisor and board observer. Dr. Lindstrom served as associate director of the Minnesota Lions Eye Bank from 1987 to 2017 and as a trustee of the University of Minnesota Foundation for four terms and is currently Trustee Emeritus. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology, while also serving as the research chair for two years, at the University of Minnesota, where he is currently adjunct clinical professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. During his training, Dr. Lindstrom participated in clinical research in the field of ophthalmology and completed a cornea fellowship, an anterior segment surgery fellowship and a glaucoma fellowship. Dr. Lindstrom is a named inventor on over 45 patents in the field of ophthalmology, having developed ophthalmic solutions, intraocular lenses and instruments that are used in clinical practices globally. Dr. Lindstrom has significant and broad executive leadership, corporate governance, strategy, risk management, financial, research, medical technology development, ophthalmology and life sciences industry experience. We believe that Dr. Lindstrom is qualified to serve on our board of directors for these reasons.

Merilee Raines has served as a member of our board of directors since September 2021. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President of Finance and Treasurer, Director of Finance, and Controller. Ms. Raines has served as a member of the boards of directors of Watts Water Technologies, Inc., a publicly-traded global supplier of water technologies and solutions, since February 2011; Excelitas Technologies Corporation, a privately-held photonics company providing sensing and detecting solutions, since August 2018; and TransMedics Group, Inc., a publicly-traded commercial stage medical technology company, since January 2021. She also served as a member of the board of directors of Benchmark Electronics, Inc., a publicly-traded worldwide provider of engineering services, integrated technology solutions and electronic manufacturing services, from May 2018 to June 2021 and Aratana Therapeutics, Inc., a publicly-traded veterinary therapeutics company, from February 2014 until its acquisition in July 2019. Ms. Raines has extensive executive leadership, accounting and finance, operations and strategy; risk management; corporate governance; medical technology development and commercialization; and life sciences industry experience. We believe that Ms. Raines is qualified to serve on our board of directors for these reasons.

Charles Warden has served as a member of our board of directors since 2008 and as the Lead Independent Director of our board of directors since February 2024. He previously served as the Lead Independent Director of our board from 2014 to July 2019 and as the Chairman of our board from July 2019 to February 2024. Mr. Warden has served as the President and Chief Executive Officer and a director of Aquea Health, Inc., a clinical-stage, ophthalmic medical device company he co-founded, since January 2020. He also has served as a Managing Director at Versant Ventures since 2004. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. Throughout the course of his career as a venture capital investor, Mr. Warden has been actively involved with multiple medical device and ophthalmic incubators. He serves or has served on the boards of numerous privately-held life sciences companies, several of which have been in the field of ophthalmology. Mr. Warden holds a B.A. from Beloit College and an M.B.A. from Harvard University. Mr. Warden has significant and broad executive leadership, corporate governance, strategy, research, medical technology development, ophthalmology and life sciences industry experience. We believe that Mr. Warden is qualified to serve on our board of directors for these reasons.

Leslie J. Williams has served as a member of our board of directors since March 2019. Since January 2026, Ms. Williams has served as President and Chief Executive Officer and as a member of the board of directors of DaCapo Brainscience, Inc., a privately-held biotechnology company. From February 2021 to April 2025, she served as the President and Chief Executive Officer and as a member of the board of directors of hC Bioscience, Inc., a privately-held biopharmaceutical company that she co-founded.  She also has served as an executive-in-residence for the University of Iowa since 2020 and University of Virginia since 2021, and as an operating partner at Accelerator Life Science Partners since 2020, and advises biopharma companies from time-to-time. Ms. Williams was the founder of ImmusanT, Inc., a biotechnology company, and served as a member of its board of directors and as its President and Chief Executive Officer from its inception in December 2010 until the completion of its reverse merger in December 2019. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early-stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products from 2010 to 2013, and of CDI Bioscience, Inc., a cell-line engineering and contract manufacturing company, from 2006 to 2010, and The Capital Network, a non-profit organization providing entrepreneurial education opportunities, from 2010 to 2016.  Ms. Williams served as a member of the board of directors of Windtree Therapeutics, a publicly-traded biotechnology company, from February 2021 to August 2024. Since December 2025, she has also served as a member of the board of directors for Axelyf, Inc., a privately held biotechnology company. Ms. Williams also serves as a member of the board of directors of MassBio, a nonprofit organization representing 1,700 biopharma companies in Massachusetts and as a board member of Make-a-Wish Massachusetts and Rhode Island, and as a member of the board of directors of BIO (Biotechnology Innovation organization), a biotechnology advocacy organization. Ms. Williams is also a member of the board of advisors of Coral Sea Clinical Research Institute, an advisory board member of Life Science Cares, a former member of the executive board of the University of Iowa College of Pharmacy, founding Ambassador of BioBoost, founding member of Mass VX advisory committee and a member of the editorial advisory board of the Life Science Leader. Ms. Williams received a B.S. in Nursing from the University of Iowa and an M.B.A. from the Washington University John Olin School of Business. Ms. Williams has significant and broad executive leadership, corporate governance, strategy, research, medical technology development and life sciences industry experience. We believe that Ms. Williams is qualified to serve on our board of directors for these reasons.

Board Composition

Our board of directors is currently authorized to have, and currently consists of, seven members. Each of our directors holds office until his or her successor has been duly elected and qualified or until the earlier of his or her death, resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the class III directors are Pravin U. Dugel, M.D. and Merilee Raines, and their terms expire at the Annual Meeting;
●	the class I directors are Adrienne L. Graves, Ph.D. and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2027; and
●	the class II directors are Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the annual meeting of stockholders to be held in 2028.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their terms expire.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2026, our board of directors undertook its annual review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Dugel, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with us, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Dugel is not an independent director because he currently serves as our Executive Chairman, President and Chief Executive Officer. There are no family relationships among any of our directors or executive officers.

How Our Board Is Organized

Board Leadership Structure

Dr. Dugel, our President and Chief Executive Officer, also serves as our Executive Chairman and, in such capacity, serves as the Chairperson of the Board.  Our board has determined that combining the Chairperson and Chief Executive Officer positions for the company fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time, particularly in light of our goal to focus the company on the development of products and product candidates for the treatment of diseases and conditions of the retina. Our board also believes that Dr. Dugel’s combined role of Chairperson and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Additionally, our board believes this leadership structure is particularly appropriate for the company given Dr. Dugel’s extensive leadership experience in the ophthalmology industry and his ability to effectively identify strategic priorities for us.

In addition, our corporate governance guidelines provide that during any period in which the Chairperson of the board is not an independent director, a Lead Independent Director may be elected by a majority of the independent directors. In connection with Dr. Dugel’s appointment to Executive Chairman of our board in February 2024, our independent directors elected Mr. Warden, who has served as an independent director on our board since July 2014 and who had previously served as our Lead Independent Director and as our Chairperson, to serve as our Lead Independent Director. As the Lead Independent Director, Mr. Warden’s responsibilities include:

●	chairing any meeting of the independent directors of our board in executive session;
●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
●	facilitating communications between other members of our board and our Executive Chairman and Chief Executive Officer;
●	monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
●	working with our Executive Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
●	otherwise consulting with our Executive Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the current committee charters are posted under the heading “Committee Charters” under the “Investors” section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Audit Committee

The members of our audit committee are Merilee Raines, Charles Warden and Leslie J. Williams. Ms. Raines is the chairperson of the audit committee. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal audit function, if any;
●	overseeing our risk assessment and risk management policies, including reviewing and discussing with management, as appropriate, our major risk exposures, including financial, operational and cybersecurity risks, and the steps we take to prevent, detect, monitor, manage and mitigate such exposures;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions;
●	oversight of our investment policy; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Ms. Raines is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met seven times during 2025.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard L. Lindstrom, M.D., and Leslie Williams. Mr. Warden is the chairperson of the compensation committee. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and approving, or making recommendations to our board of directors with respect to, the implementation or revision of any compensation recovery or “clawback” policies of the company;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.” We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The compensation committee met ten times during 2025.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Richard L. Lindstrom, M.D., Adrienne L. Graves, Ph.D., and Seung Suh Hong, Ph.D. Dr. Lindstrom is the chairperson of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become members of our board of directors;
●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board with respect to our board leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee did not meet separately from our board of directors during 2025.  We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board Meetings and Attendance

Our board of directors met six times during 2025. During 2025, each director attended at least 75% of the aggregate number of board meetings and the number of meetings held by all committees of the board on which he or she served.

Our directors are expected to attend our annual meetings of stockholders. In 2025, all of our directors attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

One of the key functions of our board of directors is informed oversight of our risk management process. Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board oversees our risk management processes directly and through its committees, which address risks inherent in their respective areas of oversight. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis, and the role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices, and they encourage management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings.

In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls, cybersecurity and legal and compliance matters; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors. The nominee biographies under “—Board of Directors—Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our continuing directors that led our nominating and corporate governance committee and our board to conclude he or she should continue to serve as a director of the company. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

We strive to assemble a board with a broad range of skillsets, perspectives, and experiences, and we holistically consider such attributes when selecting nominees for director election and in evaluating Board composition and performance. While we do not consider race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law in selecting nominees, the board strives to include individuals with different backgrounds in the pool of candidates from which nominees are selected. We believe that our informal approach to the selection of director candidates has resulted in a group of director nominees that are individuals of substantial accomplishment with demonstrated leadership capabilities and who also possess a broad range of thoughts, perspectives, and experiences that are aligned with the company’s business strategy.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2027 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Legal Officer and Secretary at Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, or by calling (781) 357-4000. Additional information about contacting the company is posted under the heading “Contact Us”, which is located at www.ocutx.com/contact.

In addition, stockholders who wish to communicate with our board may do so by writing to Charles Warden, Lead Independent Director of the board, c/o Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Lead Independent Director of the board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or makes recommendations to our board of directors for approval of our executive compensation program.  For a more detailed discussion of our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis” below.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry, including benchmarking against a peer group of publicly traded companies, to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2014, our compensation committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and among a peer group of publicly traded companies and to advise on our executive compensation program.  Although our compensation committee considers the advice and guidance of Aon as to our executive compensation programs, our compensation committee ultimately makes its own decisions about these matters.

The compensation committee periodically reviews information regarding the independence and potential conflicts of interest of Aon, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on its review in April 2026, the committee concluded that the engagement of Aon did not raise any conflict of interest. Outside of services provided for the compensation committee, Aon provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Aon in connection with these additional engagements was less than $120,000 in 2025.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The committee also has retained Aon for guidance and review of non-employee director compensation.  The compensation committee conducts an annual review of our director compensation, considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry, including benchmarking against a peer group of publicly traded companies, and makes recommendations to the board with respect to our director compensation program.  Although our compensation committee considers the advice and guidance of Aon as to our non-employee director compensation program, our compensation committee ultimately makes its own decisions about these matters.

In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive and non-employee director compensation programs and to conduct further competitive benchmarking in our industry and among our peer group.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

●	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;
●	a majority of the members of our board must be independent directors;
●	the independent directors meet in executive session at least twice a year;
●	directors have full and free access to management and, as necessary, independent advisors;
●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
●	our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” under the “Investors” Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Board Policies

Related Person Transaction Policy

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” under the “Investors” section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

Insider Trading Policy

We have adopted an insider trading policy, as amended and restated, governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 5, 2026.

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors and employees, including short sales “against the box;” purchases or sales of puts, calls or other derivative securities; and purchases of financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, our insider trading policy prohibits our officers, directors, employees and other covered persons from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan absent express approval from our Chief Financial Officer or the General Counsel.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 13, 2026:

Name	Age	Position
Pravin U. Dugel, M.D.	62	Executive Chairman, President and Chief Executive Officer
Sanjay Nayak, M.B.B.S., Ph.D.	56	Chief Strategy Officer
Donald Notman	66	Chief Operating Officer
Jason Robins	49	Interim Chief Financial Officer
Nadia Waheed, M.D.	49	Chief Medical Officer
Jeffrey Heier, M.D.	65	Chief Scientific Officer
Peter K. Kaiser, M.D.	59	Chief Development Officer
Todd D.C. Anderman	44	Chief Legal Officer and Secretary
Namrata Saroj, OD	52	Chief Business Officer
David Robinson	67	Global Chief Commercial Officer

In addition to the biographical information for Dr. Dugel, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Dr. Nayak, Mr. Notman, Mr. Robins, Dr. Waheed, Dr. Heier, Dr. Kaiser, Mr. Anderman, Dr. Saroj and Mr. Robinson:

Sanjay Nayak, M.B.B.S., Ph.D. has served as our Chief Strategy Officer since February 2024. Dr. Nayak previously served as founder and fund manager of biotechnology-focused private investment fund Sentiv Capital from April 2017 to February 2024. Prior to founding Sentiv Capital, Dr. Nayak was the founder of AnalyzeRx LLC, a healthcare consulting practice, and served as its President from December 2003 to September 2019. Prior to founding AnalyzeRx LLC, Dr. Nayak served as a Director at Strategic Analysis, Healthcare, from April 2000 to December 2003. Dr. Nayak received his M.B.B.S. from Grant Medical College, University of Bombay, India and earned a Ph.D. in pharmacology from Drexel University.

Donald Notman served as our Chief Financial Officer from September 2017 until January 2026, when he began a temporary medical leave of absence, and has served as our Chief Operating Officer since September 2024. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017, and as a consultant from March 2017 to December 2017. Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from June 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

Jason Robins has served as our interim Chief Financial Officer since January 2026 and Senior Vice President of Finance since January 2025, where he has managed accounting, reporting, financial planning and analysis, and corporate planning. Mr. Robins previously served as Vice President, Finance, of Fusion Pharmaceuticals, Inc., a biopharmaceutical company acquired by AstraZeneca plc in 2024, from October 2020 to December 2024. Mr. Robins received a B.S. from Babson College, an M.S. from the Harvard-MIT Division of Health Sciences and Technology, and an M.B.A. from the MIT Sloan School of Management.

Nadia Waheed, M.D. has served as our Chief Medical Officer since June 2024.  Since 2011, Dr. Waheed, who is a board-certified retina specialist, has been Professor of Ophthalmology at Tufts University Medical School, where she maintains her appointment.  Dr. Waheed also serves as a member of the board of directors for the Boston Image Reading Center, as well as on the board of directors of iOlyx Pharmaceuticals, a privately-held biopharmaceutical company.  Dr. Waheed previously served as Chief Medical and Development Officer at Beacon Therapeutics, a biotechnology company focused on serious diseases of the eye that cause vision loss and blindness, from November 2022 to June 2024.  Prior to joining Beacon, she served as Chief Medical and Development Officer, Head of Clinical Development at Gyroscope Therapeutics, a biotechnology company working on ophthalmic gene therapies, from December 2019 to July 2022.  Dr. Waheed received her M.D. from the Aga Khan University Medical School in Pakistan and her M.P.H. from the Harvard School of Public Health.  Dr. Waheed completed her residency and retina fellowship at the Harvard Medical School / Massachusetts Eye and Ear Infirmary.

Jeffrey Heier, M.D. has served as our Chief Scientific Officer since February 2024.  Dr. Heier previously served as a member of our board of directors from September 2015 until February 2024.  Since 1998, Dr. Heier has worked as a vitreoretinal specialist at Ophthalmic Consultants of Boston, or OCB, a large multi-specialty ophthalmology practice with several offices in the Boston, Massachusetts area, where he served as Co-President and Medical Director from 2016 to 2020, and has served as the Director of Vitreoretinal Service since 2009 and the Director of Retina Research since 2011.  He is a partner of the Boston Eye Surgery and Laser Center and was previously a partner of the Cape Cod Eye Surgery and Laser Center and the Plymouth Eye Surgery and Laser Center.  Dr.

Heier has served in leadership roles of several professional organizations including as an executive board member and past president of each of the New England Ophthalmological Society and the Retina Society, and he previously served as a board member of American Society of Retina Specialists from 2011 to 2024. Dr. Heier holds a B.S. in Biochemistry from Brandeis University and an M.D. from the Boston University School of Medicine.  Dr. Heier completed his vitreoretinal fellowship at OCB / Tufts School of Medicine and served as a physician in a Combat Support Hospital in the Persian Gulf War, for which he was awarded a Bronze Star.

Peter K. Kaiser, M.D. has served as our Chief Development Officer since October 2024. Dr. Kaiser previously served as our Medical Director from February 2024 until September 2024 and Chief Medical Advisor – Retina from June 2022 until February 2024.  Dr. Kaiser has served as the Chaney Family Endowed Chair in Ophthalmology Research and Professor of Ophthalmology at the Cleveland Clinic Lerner College of Medicine since 2011 and as a staff surgeon since 1997.  Since 2024, Dr. Kaiser has served as consulting staff at the Cleveland Clinic.  Dr. Kaiser has served on the board of directors of AAVantgarde Bio, a privately-held biotechnology company, since September 2023. Dr. Kaiser has been elected and previously served as the Retina Subspecialty Day board chairman for the American Academy of Ophthalmology Annual Meeting, and as a member of the board of directors of the American Society of Retina Specialists, and is a member of the Retina Society, Macula Society, EURETINA and American Ophthalmological Society.  Dr. Kaiser received an A.B. from Harvard College and an M.D. from Harvard Medical School.  Dr. Kaiser completed his vitreoretinal fellowship at Bascom Palmer Eye Institute.

Todd D.C. Anderman has served as our Chief Legal Officer and Secretary since October 2024. Prior to joining Ocular Therapeutix, Mr. Anderman provided general legal services to biotechnology companies from February 2024 to September 2024 as founder and sole member of Anderman LLC, a legal practice. He previously served as Senior Vice President, Chief Legal Officer and Secretary of IVERIC from January 2023 until August 2023; as Senior Vice President, General Counsel and Secretary from January 2021 to December 2022; as Vice President, General Counsel and Secretary from February 2018 to December 2020 and in other roles since he joined IVERIC in April 2015.  Prior to joining IVERIC, he served as a Counsel and a Senior Associate in the Corporate group of Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, from April 2012 to April 2015; and an Associate in the Corporate group of Cravath, Swaine & Moore LLP, also a law firm, from October 2007 to April 2012. Mr. Anderman received a B.A. in Government and Philosophy from the College of Arts & Sciences at Cornell University and a J.D. from the University of Pennsylvania Law School.

Namrata Saroj, OD has served as our Chief Business Officer since November 2024. Since July 2020, Dr. Saroj has served as Co-Founder and Chief Medical Adviser at Clinical Trials Resource Group, providing contract resource organization services for ophthalmological human clinical trials; and since July 2018, Dr. Saroj has served as Founder and Principal at All Eyes Consulting, LLC, providing consulting services to pharmacy, biotechnology and medical technology companies.  Dr. Saroj received an O.D. from the University of California, Berkeley, a B.S. in Optometry from the University of California, Berkeley and a B.A. in Biochemistry, from Whittier College.

David Robinson has served as our Global Chief Commercial Officer since January 2026. Prior to joining us, Mr. Robinson served as Chief Marketing Officer, Global Ophthalmology at Merck & Co., Inc., a pharmaceutical company, from April 2025 to January 2026, where he was responsible for the global launch plan for two new product candidates following Merck's acquisition of EyeBio. Prior to that, Mr. Robinson served as Senior Vice President, Specialty Consulting at Eversana from November 2021 to December 2024, following Eversana's acquisition of Protean LLC, where he had served as Partner from January 2018 to November 2021, providing consulting services to companies within the pharmaceutical and biotechnology industries. Prior to his consulting work, Mr. Robinson served in multiple commercial leadership roles at Regeneron Pharmaceuticals, Inc. from May 2011 to January 2018, most recently as Vice President, Sales, Field Access and Reimbursement, where he developed and executed the strategic plan to launch EYLEA® (aflibercept), Regeneron’s first product to market. Mr. Robinson received a B.S. in Business Administration from Appalachian State University.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes the philosophy, objectives, structure, and decision-making process for our 2025 executive compensation program. It also discusses the principles guiding compensation decisions for our executive officers and summarizes stockholder outreach and actions taken in response by our compensation committee and board of directors to address stockholder feedback following our 2025 Annual Meeting of Stockholders. This CD&A is intended to be read in conjunction with the accompanying Summary Compensation Table and the other tables that follow this section, as well as the accompanying narrative disclosures, which provide further historical compensation information for our 2025 named executive officers, or NEOs, identified below:

NEO	Title (as of December 31, 2025)
Pravin U. Dugel	Executive Chairman, President and Chief Executive Officer
Donald Notman	Chief Financial Officer and Chief Operating Officer
Nadia K. Waheed	Chief Medical Officer
Sanjay Nayak	Chief Strategy Officer
Steve Meyers	Chief Commercial Officer

Mr. Notman, our Chief Operating Officer, was our Chief Financial Officer throughout 2025 and until his temporary medical leave of absence commenced in January 2026.

Executive Summary

We are an integrated biopharmaceutical company committed to redefining the retina experience. In 2025, we achieved a number of significant company milestones:

●	In the first quarter of 2025, we activated the initial ex-U.S. sites for our SOL-R trial.
●	Throughout 2025, we completed chemistry, manufacturing and controls activities to support our Phase 3 AXPAXLI programs.
●	In August 2025, we obtained a special protocol assessment agreement from the FDA for the design of a pivotal Phase 3 trial of AXPAXLI in diabetic retinal disease, which included alignment with the FDA on a novel ordinal endpoint.
●	We completed the design of SOL-X, an open-label extension study for subjects who complete either of our Phase 3 SOL trials of AXPAXLI for wet AMD.
●	We raised gross proceeds of $475 million to support SOL-X, the launch of our HELIOS Phase 3 program for diabetic retinal disease, and manufacturing scale-up and pre-commercial activities for AXPAXLI, and we subsequently launched our HELIOS program.
●	We hired several key leaders within our retina commercial organization and completed important pre-commercial activities, including qualitative market research.
●	In December 2025, we completed randomization of our SOL-R trial.
●	In December 2025, we had the last patient visit for the Week 52 timepoint for our SOL-1 trial.
●	We continued to execute our DEXTENZA commercial product plan, in terms of both revenue targets and maintaining reimbursement coverage.

2025 Executive Compensation Program Highlights

●	Predominately at-risk, performance-based compensation structure. A significant majority of our executives’ total target compensation is variable (~98% for our CEO and ~84% on average for other NEOs), with realizable value tied to the achievement of rigorous performance goals, stock price performance, or both.
●	Annual incentive plan payouts directly tied to achievement of key clinical, regulatory and strategic milestones. For 2025, the compensation committee recommended and our board of directors approved annual incentive payouts at 145% of target, reflecting strong performance against pre-established corporate objectives and the achievement of initiatives that went significantly beyond the company’s original expectations and plans for 2025, including:
o	completion of enrollment and randomization in the SOL-R Phase 3 trial for AXPAXLI in wet AMD;
o	achievement of last patient visit for the Week 52 timepoint in the SOL-1 Phase 3 trial; and
o	design, regulatory alignment and launch of the HELIOS Phase 3 program for diabetic retinal disease, together with fundraising to support the HELIOS program and other initiatives.
●	Strong emphasis on long-term, performance-based equity for CEO pay opportunity. A substantial portion of our CEO’s 2025 equity compensation is delivered in performance-based awards that vest only upon achievement of rigorous stock price hurdles. For the performance awards to be realized in full, Ocular’s stock price needs to increase and be sustained at a level more than 4x the stock price on the grant date, which requires above-and-beyond effort to execute on our strategic growth opportunities.
●	Stockholders approved the amendment to the 2021 Stock Incentive Plan required for the issuance of the CEO’s 2025 performance stock option. The grant of Dr. Dugel’s performance stock option award, which represented a significant portion of the 2025 CEO equity awards, was contingent on stockholder approval of the amendment to our 2021 Stock Incentive Plan at our 2025 Annual Meeting of Stockholders. We believe strong stockholder support of 79.9% of voted shares for the proposal reflects stockholder confidence in Dr. Dugel’s leadership, recognition of his contributions to date, and alignment with the board’s objective of driving sustained stock price growth for all stockholders.
●	Rigorous pay-for-performance alignment. As of year-end 2025, no portion of the CEO’s performance-based stock option award or performance stock unit award (also granted in February 2025) had been earned, underscoring the rigor of the performance hurdles and the compensation committee’s prioritization of a pay-for-performance program that aligns with stockholder experiences.
●	CEO’s target compensation for 2026 is limited to base salary and annual bonus. Following the February 2025 grants, and consistent with our prior disclosures, our CEO did not receive any additional equity awards at the end of 2025 or the beginning of 2026 as part of our year-end 2025 compensation process.

2025 Stockholder Vote and Off-Season Stockholder Engagement

At our 2025 Annual Meeting of Stockholders, 74.9% of votes cast supported our non-binding, advisory proposal regarding the compensation of our NEOs, which we refer to as our “say-on-pay” vote. Additionally, our stockholders voted to approve an amendment to our 2021 Stock Incentive Plan with an overwhelming support level of 79.9% of shares voted on the matter.

Dr. Dugel’s performance stock option award issued in 2025 was conditioned on stockholder approval of the amendment to the 2021 Stock Incentive Plan and we believe this vote outcome reflects stockholder recognition of Dr. Dugel’s extraordinary accomplishments at the company to date and alignment with the board’s goal to incentivize him to achieve sustained stock price growth for the benefit of all stockholders.

Following the 2025 Annual Meeting of Stockholders, the board sought to continue its practice of engaging our top institutional investors to better understand their perspectives on our compensation, governance and other stewardship priorities. The board and members of our senior management team, including the Chief Strategy Officer and Chief Legal Officer, proactively conducted off-season stockholder outreach, inviting top institutional investors and engaging with all who accepted our invitation.

Stockholders Contacted	Stockholders Engaged	Independent Director Led
31% of Shares Outstanding* or 6 of our largest institutional investors invited to engage	10% of Shares Outstanding* or 3 of our largest stockholders accepted our engagement request	100% of meetings led by Mr. Warden, our lead independent director and compensation committee chair

*Share ownership as of December 31, 2025 based on publicly available information.

Stockholder Feedback Themes and Board Responsiveness

The primary focus of these conversations was related to our executive compensation and governance-related priorities, including:

Executive Compensation	Board Priorities	Business Strategy

●  Preference for more comprehensive compensation program disclosures

●  Board process for selecting incentive plan performance metrics

●  Design and structure of the 2025 CEO equity award and the Board’s expectations for future CEO equity incentives

	● Board refreshment and composition priorities ● Corporate governance framework and its alignment with the company’s growth strategy	● Regulatory environment ● Impact of AI on drug development

The board and compensation committee reaffirmed to our stockholders that Dr. Dugel’s award was intended to compensate him for his expanded responsibilities as President and Chief Executive Officer and reaffirmed that he was not eligible to receive additional equity awards in early 2026 as part of the 2025 year-end compensation process.  The stockholders who engaged with us shared a range of perspectives and asked in-depth questions about our executive compensation approach but did not raise any specific concerns regarding Dr. Dugel’s or our other executives’ compensation.

After considering the input from our stockholders, as well as evaluating best practices related to executive compensation by public companies of our size generally, and our peer group specifically, our compensation committee and board of directors determined that overall, our executive compensation program remains appropriate and in the best interests of the company and our stockholders.

Taking into consideration stockholder feedback, the committee oversaw enhancements to this year’s CD&A to provide more detailed disclosure of the compensation-setting process, the corporate objectives underlying the annual incentive plan, and the resulting payouts, providing enhanced transparency around its decisions.

We look forward to maintaining an open dialogue with our stockholders as we continue to evolve our compensation program in alignment with our strategic priorities and stockholder preferences.  The compensation committee and board of directors will continue to consider stockholder input and annually monitor our executive compensation program to ensure it aligns the interests of our executives with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future “say-on-pay” votes and through future stockholder engagement.

Compensation and Governance Program Highlights

We believe our compensation and governance programs incorporate market leading practices where appropriate for our company, based on the current stage of development and size of our business. The following chart provides a summary of our compensation governance practices that support robust oversight over our executive compensation program and alignment with our stockholders’ interests:

What We Do
✓
Pay-for-performance philosophy and culture, with a significant portion of CEO compensation “at risk” and tied to the achievement of rigorous performance goals
✓
Objective performance criteria for corporate objectives forming the core component of our annual performance-based cash bonus program based on key strategic, operational and financial goals
✓
Conduct annual “say-on-pay” vote
✓
Clawback policy for executive officers applicable to both cash and equity incentive compensation
✓
Responsible and strategic use of shares under our long-term incentive program
✓
Compensation committee retains an independent compensation consultant
✓
Stockholder engagement program led by independent directors

What We DON’T Do
✘
No pledging of company stock permitted other than in certain limited, pre-approved circumstances
✘
No excise tax gross-up provisions in employment contracts
✘
No backdating or repricing of stock option awards
✘
No supplemental executive retirement plans
✘
No excessive perquisites

Compensation Philosophy and Objectives

The primary objectives of our executive compensation program, as determined by our compensation committee, are to:

-	attract, retain and motivate experienced and talented executives;
-	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value;
-	promote the achievement of key strategic, developmental and operational performance measures by linking compensation to the achievement of measurable corporate goals; and
-	provide an opportunity for executives to realize value over the long-term based on company performance and appreciation in our stock price.

To achieve these objectives, the compensation committee evaluates our executive compensation program and seeks to set compensation at levels that are appropriate based on each executive’s level of experience, performance, growth potential and job responsibility and that the compensation committee believes are competitive with other comparable companies in our industry that compete with us for executive talent. In addition, our executive compensation program reinforces a pay-for-performance culture by tying a significant portion of each executive’s overall compensation to the achievement of key corporate, individual goals and our stock price performance.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

Compensation Element	Purpose
Base salary	Ensures competitive base compensation to attract and retain talent
Long-term equity incentive awards	Aligns the interests of our executives with those of our stockholders by incentivizing our executives to take steps to maximize our long-term value, while supporting retention
Annual performance-based cash compensation	Incentivizes achievement of near-term business objectives that advance our ability to create long-term stockholder value

Consistent with our pay-for-performance philosophy, the compensation committee believes an appropriate NEO pay package consists of a sizeable portion of variable, at-risk pay. We consider pay to be “at risk” if it is subject to performance-based payment conditions, including achievement of corporate or individual goals, or performance- or time-based vesting conditions, or has a value dependent upon our share price. Specifically, when compensation was set in 2025, approximately 98% of the target total direct compensation (defined as base salary, plus target annual bonus, plus the grant date fair value of long-term equity incentive awards) for Dr. Dugel, our CEO, was “at risk,” and, on average, approximately 84% of the target total direct compensation of our other 2025 NEOs was at risk.

Compensation Determination Process

Our compensation committee oversees our executive compensation program.  Responsibility for aspects of the program is shared as follows:

Responsible Party	Primary Role Relating to Executive Compensation Decision
Compensation Committee Comprised solely of independent directors Reports to the full board of directors
•
Oversees the design and administration of the executive compensation program;
•
Uses judgment and experience to determine amount and appropriate mix of compensation for each executive officer;
•
Conducts annual review of compensation program to ensure compensation program design, performance metrics and associated payouts are appropriate given the stage and status of our business and are competitive with the companies with which we compete for executive talent;
•
Approves initial compensation, including grant of individual equity awards, to executive officers;
•
Reviews annual compensation determinations and makes recommendations to full board of directors other than the CEO;
•
Discusses executive compensation program design and payout decisions in executive sessions with the assistance of its independent compensation consultant;
•
Reviews and adjusts peer group for upcoming annual pay decisions, in consultation with its independent compensation consultant, to ensure benchmarks reflect comparable peers to maintain competitiveness;
•
If appropriate, exercises discretion to recommend adjustments to the payout of annual bonus awards based on an evaluation of our overall performance, irrespective of corporate goal achievement.

Chief Executive Officer
•
Evaluates the performance of the company’s NEOs, other than himself, including level of performance and contributions made by each NEO, relative positioning of base salaries compared to peers, whether equity awards should be made, and annual corporate business goals;
•
Provides recommendations to the compensation committee regarding compensation for the company’s NEOs, other than himself.

Independent Members of the Board of Directors
•
Reviews the compensation committee’s evaluation of the CEO’s performance;
•
Approves the compensation of the CEO;
•
Reviews and approves the compensation committee’s and CEO’s evaluations of other NEO’s performance and compensation decisions in consideration of the company’s annual corporate goals.

Independent Compensation Consultant (Aon)
•
Provides independent advice to the compensation committee regarding the design, structure and competitiveness of the company’s executive compensation programs;
•
Advises on the development, selection and ongoing review of the company’s peer group, including alignment with the company’s industry, size and stage of development;
•
Prepares and reviews market data analyses, including competitive benchmarking of executive compensation levels and pay practices;
•
Provides updates and guidance on evolving compensation trends, regulatory developments, proxy advisor perspectives and corporate governance best practices;
•
Attends compensation committee meetings and executive sessions, as requested.

Independent Compensation Consultant

Our compensation committee considers executive compensation data from comparable U.S. companies in the biotechnology and pharmaceutical industries to help guide its executive compensation decisions for NEOs at the time the NEO is hired and thereafter for annual compensation reviews or as otherwise needed. Our compensation committee retains the services of Aon to provide this data and to advise the committee generally on our compensation and governance programs. Although the compensation committee considers the advice and recommendations from Aon when reviewing executive compensation, the compensation committee ultimately makes its own independent decisions about these matters.

None of the compensation committee members and none of our executive officers or directors have any personal relationship with Aon. In addition to the compensation consulting services provided by Aon to the compensation committee, we participate in and pay for Aon’s Global Life Sciences Survey and we receive from Aon the results from such survey. With the approval of the compensation committee, Aon also provides consulting services to management regarding our non-executive compensation programs to ensure policy alignment between our executives and non-executive employees given the importance of teamwork across all aspects of the organization to reach our business goals.

The compensation committee reviewed its relationship with Aon during each of 2025 and 2026 and determined that Aon’s work for the compensation committee did not raise any conflicts of interest and has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and Nasdaq. Outside of services provided for the compensation committee, Aon provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Aon in connection with these additional engagements was less than $120,000 in 2025.

Use of Peer Groups

Our compensation committee uses peer group data to benchmark our executive compensation practices and to inform compensation decisions. In doing so, it considers peer and broader industry data, including survey data, as well as input from its compensation consultant, while also taking into account program competitiveness, internal equity, and individual circumstances. The peer group serves as one of several reference points used in determining executive compensation.

Based on the analysis prepared by its independent compensation consultant, the compensation committee reviews and adjusts our peer group in the second half of each year for upcoming annual pay decisions. Decisions and recommendations made throughout 2025 regarding salaries, target annual bonus opportunities and long-term equity incentive awards, including with respect to Dr. Dugel’s updated CEO compensation package and Mr. Notman’s, Dr. Waheed’s, Dr. Nayak’s, and Mr. Meyers’ 2025 compensation, were made by our compensation committee by reference to our 2025 peer group, which was established at the end of 2024.

As part of our 2025 year-end compensation process, the compensation committee worked with its independent compensation consultant to update our peer group in September 2025 to ensure the peer group benchmarks reflected comparable peers to maintain competitiveness of our compensation program, and to inform 2026 target compensation decisions for our executives.

2025 Peer Group

In December 2024, considering the significant market capitalization growth realized by the company in 2024, the compensation committee sought to identify companies that met the following criteria:

●	biotechnology or pharmaceutical industry that are at the NDA/BLA or early commercial stage;
●	market capitalization in the range of $600 million to $5 billion;
●	revenue below $200 million; and
●	between 100 and 800 employees.

Based on these criteria, the compensation committee retained six companies from our 2024 peer group and removed thirteen that did not meet market capitalization criteria, with some also not meeting the criteria for either stage of development or number of employees. The committee then added twelve companies to establish the 2025 peer group, seeking to maintain a balanced peer group where our market capitalization generally aligned to the peer group median. At the time the 2025 peer group was finalized, our market capitalization was slightly above the median.

Companies removed from the 2025 Peer Group	Companies added to the 2025 Peer Group
4D Molecular Therapeutics, Inc.	Agios Pharmaceuticals, Inc.
Akebia Therapeutics, Inc.	ANI Pharmaceuticals, Inc.
Anika Therapeutics, Inc.	Apellis Pharmaceuticals, Inc.
bluebird bio, Inc.	Ardelyx, Inc.
Cara Therapeutics, Inc.	Day One Biopharmaceuticals, Inc.
Clearside Biomedical, Inc.	Geron Corporation
Coherus BioSciences, Inc.	ImmunityBio, Inc.
Heron Therapeutics, Inc.	Ligand Pharmaceuticals Inc.
Kodiak Sciences, Inc.	Phathom Pharmaceuticals, Inc.
MacroGenics, Inc.	SpringWorks Therapeutics, Inc.
Rigel Pharmaceuticals, Inc.	Tarsus Pharmaceuticals, Inc.
Seres Therapeutics, Inc.	Vericel Corporation
Vanda Pharmaceuticals, Inc.

Our 2025 peer group consisted of the following eighteen companies:

Agios Pharmaceuticals, Inc.*	Esperion Therapeutics, Inc.	Ligand Pharmaceuticals, Inc.*
ANI Pharmaceuticals, Inc.*	Evolus, Inc.	Phathom Pharmaceuticals, Inc.*
Apellis Pharmaceuticals, Inc.*	EyePoint, Inc.	SpringWorks Therapeutics, Inc.*
Ardelyx, Inc.*	Geron Corporation*	Tarsus Pharmaceuticals, Inc.*
Aura Biosciences, Inc.	Harrow, Inc.	Travere Therapeutics, Inc.
Day One Biopharmaceuticals, Inc.*	ImmunityBio, Inc.*	Vericel Corporation*

*New company for 2025 peer group.

2026 Peer Group

In September 2025, considering the company’s continued market capitalization growth during the year, the compensation committee sought to identify companies that met the following criteria:

●	biotechnology or pharmaceutical industry that are at the NDA/BLA or early commercial stage;
●	market capitalization in the range of $600 million to $5.7 billion;
●	revenue below $200 million; and
●	between 100 and 800 employees.

Based on these criteria, the compensation committee retained sixteen companies from our 2025 peer group and added one company to our 2026 peer group. Esperion Therapeutics, Inc. and SpringWorks Therapeutics, Inc. were removed due to not meeting our market capitalization criteria and being acquired in July 2025, respectively. Our market capitalization placed us slightly above the median market capitalization of the 2026 peer group at the time our 2026 peer group was finalized.

Companies removed from the 2026 Peer Group	Companies added to the 2026 Peer Group
Esperion Therapeutics, Inc.	Scholar Rock Holding Corporation
SpringWorks Therapeutics, Inc.

Our 2026 peer group consists of the following seventeen companies:

Agios Pharmaceuticals, Inc.	Evolus, Inc.	Phathom Pharmaceuticals, Inc.
ANI Pharmaceuticals, Inc.	EyePoint, Inc.	Scholar Rock Holding Corporation*
Apellis Pharmaceuticals, Inc.	Geron Corporation	Tarsus Pharmaceuticals, Inc.
Ardelyx, Inc.	Harrow, Inc.	Travere Therapeutics, Inc.
Aura Biosciences, Inc.	ImmunityBio, Inc.	Vericel Corporation
Day One Biopharmaceuticals, Inc.	Ligand Pharmaceuticals, Inc.

*New company for 2026 peer group.

2025 Compensation Decisions

2025 Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our executive officers are typically established through arm’s length negotiation at the time the executive is hired or promoted, taking into account the position for which the executive is being considered and the executive’s qualifications and prior experience, and is generally set out in a written agreement with each executive officer entered into at the time of such executive officer’s hiring. Each NEO’s base salary has been approved by our compensation committee and our board of directors. None of our NEOs is currently party to any agreement that provides for automatic or scheduled increases in base salary.

The compensation committee generally evaluates our executive officers’ base salaries annually. In evaluating our executive officers’ base salaries, the compensation committee considers a range of factors, including promotions, individual contributions and performance in the prior year and over time, labor market conditions and comparable peer group benchmarks, the difficulty of replacing an executive with the appropriate requisite subject-matter expertise, the company’s overall growth and development, as well as the executive’s position relative to other executive officers of the company and any additional input from our compensation consultant. We do not provide any formulaic or guaranteed base salary increases for our executive officers.

For 2025, as a part of its annual review of our compensation program, the compensation committee, approved merit-based and market-driven increases to base salaries for our NEOs to more closely align with market compensation benchmarks based on our updated 2025 peer group and the significant growth realized by the company between early 2024, when compensation for these executives was previously set, and the beginning of 2025. The increase for Mr. Meyers is reflective of a market adjustment based on industry data for his position, as his compensation was previously significantly below market for such role, as well as his overall performance.

In the case of Dr. Dugel, his base salary was adjusted in February 2025 based on the significant increase in responsibilities he undertook when he accepted the role of President and Chief Executive Officer in April 2024. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when he joined the company as Executive Chairman in February 2024 with a more limited scope of responsibilities.  As part of his updated compensation package, Dr. Dugel received a supplemental payment in early 2025 of $500,000, intended to approximate the additional base salary and bonus that he would have received for 2024 if his compensation had been adjusted in connection with the increase in his duties and responsibilities when he assumed the role of President and Chief Executive Officer in April 2024.

The 2025 annual base salaries of our NEOs, and percentage changes from 2024, are set forth in the following table:

Name	2024 Base Salary	% Increase	2025 Base Salary
Pravin U. Dugel	$540,000	51.7%	$819,200
Donald Notman	$525,000	6.7%	$560,175
Nadia K. Waheed	$500,000	6.0%	$530,000(1)
Sanjay Nayak	$448,000	13.8%	$510,000
Steve Meyers	$366,000	39.3%	$510,000

(1)	In August 2025, the compensation committee undertook an interim review of Dr. Waheed’s overall compensation to ensure it aligned more closely with compensation for internal peers, specifically Dr. Peter Kaiser, our Chief Development Officer, and Dr. Jeffrey Heier, our Chief Scientific Officer, who both increased their time-commitment to the company as full-time employees in 2024 and, as a result, received updated compensation packages in 2024 after Dr. Waheed’s initial compensation was determined. Following this interim review, the compensation committee approved an increase in Dr. Waheed’s base salary to $550,000, effective as of September 1, 2025.

2025 Long-Term Equity Incentive Awards

Our equity award program is the primary vehicle for delivering long-term incentive compensation to our executives. We believe equity awards align executive and stockholder interests, reinforce a culture of ownership and link compensation to long-term performance objectives.

We have historically used equity awards for providing new-hire grants and for providing ongoing long-term incentives on an annual basis. We have also used equity awards when executive roles and responsibilities evolve, including as was done in February 2025 as part of Dr. Dugel’s updated compensation package to reflect his expanded responsibilities as CEO, and to better align compensation with internal peers or external benchmarks, as was done in August 2025 as part of Dr. Waheed’s interim compensation review discussed above. We continue to view annual equity awards to our executives as a critical component of our compensation strategy.

The size and vesting terms of equity awards for each new executive hire are established through arm’s length negotiation at the time the executive is hired or promoted, taking into account the position for which the executive is being considered and the executive’s qualifications, prior experience, and the company’s market capitalization at the time of negotiation, as well as external factors such as market demand.

Annual equity awards typically consist of stock options vesting monthly over four years and restricted stock units (RSUs) vesting ratably over three years, with one-third vesting on each anniversary of the grant date. New-hire awards typically include a one-year cliff for stock options, with 25% of the shares underlying the award vesting after one year and the remaining shares vesting ratably over the following 36 months, and quarterly or annual vesting for RSUs over three years. In certain cases, awards may include alternative or performance-based vesting, such as those granted to Dr. Dugel in 2025.

Vesting ceases upon termination of service, and option exercise rights expire shortly thereafter. Holders of unexercised options or unsettled RSUs have no stockholder rights. The exercise price for stock options is set at no less than the fair market value on the grant date, determined by reference to the closing price on the Nasdaq Global Market. New-hire awards for executives are generally granted on the first day of employment.

Historically, annual equity awards are granted following board approval after the compensation committee’s year-end review, typically completed in February of the following year. For the 2025 year-end process (setting 2026 compensation), we moved the review to late 2025, aligning it with the performance period. Awards were approved at the final board meeting of 2025, and became effective January 2, 2026. During the last fiscal year, neither the board nor the compensation committee considered material nonpublic information when determining the timing or terms of equity awards, and we did not time disclosures to influence executive compensation.

We believe there are two general approaches for determining the size of equity awards:

●	a value-based approach, based on the value of the award at the time of grant; and
●	a percent-of-company approach, based on the size of the award relative to the number of shares the company has outstanding at the time of grant.

For compensation determinations made in February 2025, our compensation committee used a hybrid approach, with the award sizes based 50% on value and 50% on a percent-of-company approach. We believe this approach enables us to deliver competitive equity awards within a reasonable annual burn rate, while accounting for the significant stock price volatility, which is typical in the biopharmaceutical market. In determining the size of annual awards, in addition to reviewing data from our peer group, our compensation committee also considered the retention value in the outstanding equity program based on the value of outstanding awards, as well as overall company and individual performance. We believe the combination of stock options and RSUs supports our ability to retain key personnel in a competitive market for executive talent while conserving shares in our stock incentive plan and reducing dilution.

The stock option and RSU awards approved by our compensation committee and board of directors for our NEOs in February 2025, other than Dr. Dugel, are detailed in the table below.  Dr. Dugel’s awards are described below under “—Dr. Dugel’s 2025 Long-Term Equity Awards”. The stock options granted to each of these NEOs vest in approximately equal monthly installments through the fourth anniversary of the grant date. The RSU awards granted to each of these NEOs vests with respect to one-third of the shares underlying the awards on each of the first, second and third anniversaries of the grant date.

			Total Grant Date Fair Value of
Name	Stock Options	RSUs	Annual Equity Awards
Donald Notman	344,115	115,000	$2,701,779
Nadia K. Waheed(1)	359,923	119,363	$3,443,130
Sanjay Nayak	334,000	111,000	$2,617,752
Steve Meyers	222,000	74,000	$1,741,591
(1)	Following the interim compensation review for Dr. Waheed described above in “—2025 Annual Base Salaries,” Dr. Waheed received supplemental equity awards of stock options to purchase 122,923 shares and RSUs for 40,363 shares in August 2025, with vesting commencement dating back to February 11, 2025, which was the date of grant for prior NEO grants for 2025. The numbers included in the table above are inclusive of both the February 2025 and August 2025 grants.

Both Drs. Kaiser and Heier, who were each NEOs for 2024, did not receive equity grants in early 2025 as part of the 2024 year-end compensation process, as they had previously received equity grants in 2024 when they joined the company as employees, both on a part-time basis in early 2024 and then on a full-time basis later in the year.

Dr. Dugel’s 2025 Long-Term Equity Awards

In February 2025, as part of our annual compensation review process, in recognition of the increased responsibilities Dr. Dugel undertook when he became our President and Chief Executive Officer in April 2024, our board of directors approved a new compensation package for Dr. Dugel, which included equity incentives designed to more closely align his interests with those of our stockholders and incentivize his continued commitment and contributions to advancing our strategic objectives and continued growth. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when he joined as Executive Chairman in February 2024.

The approved 2025 equity awards for Dr. Dugel included:

●	an award of 1,250,000 RSUs, with a grant date fair value of approximately $9.3 million, and which vests in equal annual installments over a three-year period from the date of grant.
●	a performance stock unit award for 1,500,000 shares, with a grant date fair value of approximately $9.3 million, and which will vest based upon the achievement of rigorous stock price hurdles as described further below. The fair value of each tranche of the performance stock unit award was estimated using a Monte Carlo simulation.
●	an award of performance stock options for 2,750,000 shares, with a grant date fair value of approximately $15.6 million, providing the opportunity to purchase our common stock at an exercise price of $7.44 per share, which was the closing sale price of our common stock on the date of grant, February 11, 2025, and which will vest based upon the achievement of rigorous stock price hurdles as described further below. The fair value of each tranche of the performance stock option award was estimated using a Monte Carlo simulation.

The performance stock option award was conditioned on stockholder approval of the amendment to the 2021 Stock Incentive Plan presented for a stockholder vote at the 2025 Annual Meeting of Stockholders, which received support of 79.9% of votes cast.

We believe stockholder approval of this authorization reflected stockholder recognition of Dr. Dugel’s extraordinary accomplishments to date and alignment with the board’s goal to incentivize Dr. Dugel to achieve sustained value creation for the benefit of all of our stockholders. In the event that stockholders had not approved the increase in shares under the 2021 Stock Incentive Plan last year, the performance stock option award would have terminated immediately and automatically.

In connection with the grant of the equity awards, Dr. Dugel agreed and acknowledged that, notwithstanding the terms of his employment agreement, he would not be entitled to, and the company would not be obligated to grant Dr. Dugel, an annual equity award for 2026 as part of the 2025 year-end compensation process. The board of directors did not grant Dr. Dugel an annual equity award for 2026 as part of the 2025 year-end compensation process.

The performance stock unit award and the performance stock option award are each allocated equally across four tranches, which can be earned during a five-year performance period commencing on the award grant date, if our consecutive 60-day closing stock price average meets or exceeds $15.00, $20.00, $25.00 and $30.00 per share, respectively, representing a premium of approximately 102%, 169%, 236% and 303%, respectively, over our closing stock price on the award grant date.

No additional shares will vest if a stock price hurdle is attained more than once, and the maximum aggregate number of shares that may be earned under the performance stock unit award and performance stock option award will not exceed the number of shares described above.

To incentivize sustained performance and alignment with long-term stockholder interests, shares earned under the performance stock unit award and the performance stock option award during the first three years of the performance period are subject to additional service-based vesting requirements through the third anniversary of the award grant date, subject to customary termination exceptions.

The performance stock unit award and the performance stock option award will be forfeited at the end of the five-year performance period with respect to each tranche of shares that corresponds to a stock-price performance hurdle that has not been met at such time.

The below illustration underscores the tremendous stockholder value creation that would need to be created for Dr. Dugel to realize value at each performance hurdle of the award.

Stockholder Value to be Created
to Realize Value at
Each Performance Hurdle
$6.6B
Assuming
$30 Stock Price
$5.5B
Assuming
$25 Stock Price
$4.4B
Assuming
$20 Stock Price
$3.3B
Assuming
$15 Stock Price
$1.2B
Market Cap
at Grant
$7.44 Stock Price
$5.4B
Market Cap
Increase from Grant
$4.3B
Market Cap
Increase from Grant
$3.2B
Market Cap
Increase from Grant
$2.1B
Market Cap
Increase from Grant

Market capitalization at the grant date in the chart above is calculated assuming 159,022,245 common shares outstanding as of February 27, 2025, and the potential market capitalization increase that could be realized if each performance hurdle is achieved is calculated assuming 218,906,099 common shares outstanding as of the record date of April 13, 2026. The market capitalization was ~$1.2 billion on the grant date, with a closing stock price of $7.44.

+32% compounded annual share price appreciation is required

over 5-year performance period to vest performance stock units and performance stock option in full

Assuming achievement of the highest stock price hurdle of $30 per share,

stockholders would realize ~$5.3 billion in market capitalization growth from the record date of this proxy statement, with Dr. Dugel’s participation based on his 2025 equity awards representing ~2.2% of the total value created for stockholders

Underscoring the rigor of the performance hurdles,

no portion of the performance stock units or performance stock option has vested as of the record date of this proxy statement

If Dr. Dugel’s employment with us is terminated by the company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability (as such terms are defined in Dr. Dugel’s employment agreement with us and as modified in the applicable equity award agreement), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, for the RSU award, the vesting of the award will be accelerated by 18 months and for the performance stock unit award and performance stock option award, the three-year service condition in the awards will be deemed satisfied. In addition, upon any such termination of employment, Dr. Dugel will be entitled to vesting under the performance stock unit award and the performance stock option award with respect to any stock price hurdles that are achieved within the 18 months following the termination of employment, and Dr. Dugel will be entitled to exercise the performance stock option award within three months following the achievement of a stock price hurdle during such 18-month period (or 180 days following achievement of a stock price hurdle if the termination was on account of death or disability).

If Dr. Dugel’s employment with us is terminated by the company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability, in each case during the period commencing three months prior to, and ending twelve months following, a “corporate change” (as defined in Dr. Dugel’s employment agreement with us), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, for the RSU award, the vesting of the award will be accelerated in full and for the performance stock unit award and the performance stock option award, the three-year service condition will be deemed satisfied, and Dr. Dugel will be entitled to vesting under the awards with respect to any stock price hurdles that have been achieved prior to, or are achieved in connection with, the corporate change. For additional information regarding the severance provisions of Dr. Dugel’s compensation package, please see “Potential Payments Upon Termination or Change in Control Transaction” below.

2025 Annual Cash Bonus Compensation

Our annual cash bonus program is designed to emphasize pay-for-performance by rewarding the achievement of pre-established corporate goals tied to the advancement of our long-term growth strategy. Each year, senior management proposes corporate goals based on the company’s strategic business plan, which are reviewed and approved by the compensation committee and the board, with modifications as deemed appropriate. These goals include the company’s clinical, commercial and operational priorities and are intended to require meaningful performance and execution to achieve target payout.

The board retains discretion to adjust bonus payouts upward or downward based on overall corporate performance and individual executive contributions.

Target bonus opportunities for executive officers are established as a percentage of base salary at the time of hire or promotion, based on peer group data, individual experience and internal equity considerations, and are approved by the compensation committee and the board. Target bonus levels may be adjusted in connection with promotions, annual compensation reviews or as otherwise determined appropriate.  As part of the updates made to his overall compensation package, the target bonus for Dr. Dugel was increased from 65% to 75% of base salary for 2025. No other adjustments were made to the target bonus levels of any other NEOs at the beginning of 2025, and the board affirmed the following target bonus percentages: for Mr. Notman, 50%, for Dr. Waheed, 50%, for Dr. Nayak, 45% and for Mr. Meyers, 40%, in each case, expressed as a percentage of base salary for 2025.

In light of our strong performance results, and in consideration of the significant additional achievements as detailed below, the compensation committee and the board approved annual incentive payouts at 145% of target, reflecting strong execution by the leadership team against key objectives and progress on stretch goals, including clinical advancement, regulatory alignment, and capital formation.

A summary of our performance against our corporate objectives, together with additional factors taken into account by the compensation committee in determining 2025 annual bonuses follows.

2025 Corporate Objectives Summary

Program	Objective	Achievement Level
AXPAXLI	SOL-R: Activation of OUS sites	Target
wAMD	SOL-R 50% Randomized	Stretch
	Stretch Goal for SOL-1:	Stretch
Last Patient Week 52 Visit in Q4
	Continued progress on key manufacturing development goals	Partial
	Hire core commercial leadership team members and Complete qualitative market research	Target
AXPAXLI NPDR/DME	Regulatory engagement to inform program strategy	Target
DEXTENZA	Maintain Separate payment in the ASC and HOPD	Target
	Positive cash contribution	Target
OTX-TIC	Phase 2 topline data available with repeat dosing	Target
GEN. & ADMIN.	Maintain strong capital position	Target
	Hire new Chief Compliance Officer	Target
	Complete enterprise risk assessment	Target
	Drive corporate values and culture	Target
	Advance talent strategy objectives	Target

Additional Achievements Considered by the Compensation Committee

Program	Additional Stretch Achievement
AXPAXLI wAMD	SOL-X: Planning and announcement of an Open Label Extension (OLE) study to be initiated in Q2 2026
AXPAXLI NPDR/DME	SPA (Special Protocol Assessment) Agreement for the Helios 2 study
HELIOS 3: First Site Activated
HELIOS 3: First Patient In/Randomized (FPI)
Financing	Fundraising to support NPDR studies, SOL-X, and strengthen infrastructure in preparation for potential wAMD launch

2025 annual bonuses paid to each of our NEOs were calculated as follows:

Name	Target (as a % of base salary)	Target (in $)	Achievement	Payout (in $)
Pravin U. Dugel	75%	$614,400	145%	$890,880
Donald Notman	50%	$280,088	145%	$406,127
Nadia K. Waheed	50%	$275,000	145%	$398,750
Sanjay Nayak	45%	$229,500	145%	$332,775
Steve Meyers	40%	$204,000	145%	$295,800

2026 Compensation Decisions

2026 Base Salary

The compensation committee, in consultation with Aon, reviewed executive base salaries for the company’s NEOs based on market data for their positions, individual performance in 2025 and the company’s overall 2025 performance. The compensation committee and independent members of the board determined that modest, merit-based and market-aligned base salary increases were warranted for each of our NEOs.  The compensation committee approved a slightly higher base salary increase for 2026 for Dr. Waheed to maintain internal equity and based on exceptional 2025 performance.

The 2026 annual base salaries of our NEOs, and percentage changes from 2025, are set forth in the following table:

(1)
Name	2025 Base Salary	% Increase	2026 Base Salary
Pravin U. Dugel	$819,200	3.5%	$847,900
Donald Notman	$560,175	3.5%	$579,800
Nadia K. Waheed	$550,000	7.5%	$591,250
Sanjay Nayak	$510,000	3.5%	$527,900
Steve Meyers	$510,000	3.9%	$530,000

2026 Long-Term Equity Incentive Awards

As part of the compensation review process undertaken at the end of 2025, our compensation committee and board of directors used an approach to determining long-term equity incentive awards similar to what was used and described above for February 2025. For 2026 awards, our compensation committee continued to use a hybrid approach; however, consistent with guidance from Aon and reflecting the company's growth in market capitalization and stage of development, the committee adjusted the blend so that award sizes were based 75% on value and 25% on a percent-of-company approach. In addition to following the approach described above, the compensation committee and board of directors also took into account the awards being provided to other similarly situated executives in determining the final equity awards for each of our NEOs.

The stock option and restricted stock unit awards approved by our compensation committee and board of directors for our NEOs effective as of January 2, 2026, are detailed in the table below. As with prior annual long-term equity incentive awards, the stock options granted to each of these NEOs vest in approximately equal monthly installments through the fourth anniversary of the grant date and the RSU awards granted to each of these NEOs vest with respect to one-third of the shares underlying the awards on each of the first, second and third anniversaries of the grant date.

Name	Stock Options	RSUs	Grant Date Fair Value of Awards
Pravin U. Dugel	—	—	—
Donald Notman	240,932	79,112	$2,946,886
Nadia K. Waheed	240,932	79,112	$2,946,886
Sanjay Nayak	197,650	64,900	$2,417,496
Steve Meyers	197,650	64,900	$2,417,496

Consistent with the understanding reached at the time his CEO compensation package was updated in February 2025, Dr. Dugel was not eligible to receive and did not receive a long-term equity incentive award in early 2026 in connection with the year-end compensation process for 2025.

2026 Annual Cash Bonus Opportunity

For the 2026 annual cash bonus opportunity, the only change to the target opportunity for our NEOs, as a percentage of salary, that was considered and approved by our compensation committee was for Mr. Meyers. The change, from 40% to 45%, was made to align Mr. Meyers’ compensation with market compensation for his role as Chief Commercial Officer based on peer company data. For all of our other NEOs, no change was made to their target annual bonus opportunity as a percentage of base salary. With the increases in base salary described above, the target annual bonus opportunity for each of our NEOs is as follows:

Name	Target (as a % of base salary)	Target (in $)
Pravin U. Dugel	75%	$635,925
Donald Notman	50%	$289,900
Nadia K. Waheed	50%	$295,625
Sanjay Nayak	45%	$237,555
Steve Meyers	45%	$238,500

Additional Compensation Policies and Practices

Limits on Hedging and Pledging

As part of our insider trading policy, all employees, including executive officers, and members of our board of directors are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales, including short sales “against the box,” and purchases or sales of puts, calls or other derivative securities that are designed to hedge or offset and decrease the market value of our securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our board of directors, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for pledges of our securities as collateral for a loan only after certain prerequisites are met and only with the pre-approval of our chief financial officer or chief legal officer.

Clawback Policy

Our board adopted a compensation recovery policy, effective as of October 2, 2023, in accordance with Nasdaq Listing Rule 5608, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, and corresponding Nasdaq listing standards, we will attempt to recover, reasonably promptly, any incentive-based compensation received by any current or former executive officer, as defined in Rule 16a-1(f) under the Exchange Act, during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts. We filed our compensation recovery policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 11, 2024.

Severance and Change in Control Benefits

Pursuant to employment letter agreements we have with our NEOs, our NEOs are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. Please refer to “Potential Payments Upon Termination or Change in Control Transaction” for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our NEOs under various termination circumstances under the caption “Potential Payments Upon Termination or Change in Control Transaction” below.

We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies in our peer group, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives at these companies.

We have structured our NEOs’ change in control benefits as “double trigger” benefits.  In other words, the change in control does not itself trigger the benefit.  Rather, benefits are paid only if the NEO’s employment is terminated during a specified period before (generally within 90 days before) or after (generally within 12 months after) the change in control. We believe that a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to NEOs in the event of a friendly change in control in which their employment is not threatened, while still providing them appropriate incentives to cooperate in negotiating and executing any change in control transaction in which they believe they may lose their jobs.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental and vision insurance, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) retirement plan. We also offer an employee stock purchase plan, the details of which are described in the “Equity Incentive Plans” section of this proxy statement. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to an NEO’s benefits and perquisites if it deems it advisable.

Rule 10b5-1 Sales Plans

Some of our employees, including our NEOs, and directors have adopted in the past or may in the future adopt written plans, known as Rule 10b5-1 plans, pursuant to which an individual employee or director contracts with a broker to buy or sell shares of our common stock on such individual’s behalf. Purchases or sales are typically made under such a plan periodically or over time based on factors determined at the time the individual adopts the plan and without further direction from the employee or director. Rule 10b5-1 plans may only be adopted when the individual employee or director is not in possession of material, nonpublic information and only in accordance with the terms and conditions of both Rule 10b5-1 and our insider trading policy. An individual employee or director may also amend or terminate any such plan if he or she is not in possession of material, nonpublic information and otherwise in accordance with the terms and conditions of both Rule 10b5-1 and our insider trading policy. In addition, individual employees, including our NEOs, and directors may buy or sell shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information and otherwise in accordance with our insider trading policy.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce short- and long-term results that are in the best interests of our company and our stockholders in order to attain our ultimate objective of increasing stockholder value. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee of the board of directors of Ocular Therapeutix, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the company's management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company's Annual Report on Form 10-K for the year ended December 31, 2025.

By the compensation committee of the board of directors of Ocular Therapeutix, Inc.

Charles Warden Richard L. Lindstrom, M.D. Leslie Williams

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2025, 2024 and 2023.  Mr. Notman, who is our Chief Operating Officer, was also our Chief Financial Officer throughout 2025 and until his temporary medical leave of absence commenced in January 2026.

							All Other
					Stock	Option	Compensation
Name and principal position	Year	Salary ($)	Bonus ($)		Awards ($)(1)	Awards ($)(1)	($)(2)	Total ($)
Pravin U. Dugel, M.D.	2025	819,200	890,880		18,608,000	15,567,000	61,878	35,946,958
Executive Chair, President and Chief Executive Officer (3)	2024	464,538	886,100	(4)	8,293,296	8,873,113	57,783	18,574,830
Donald Notman(5)	2025	560,175	406,127		855,600	1,846,179	2,878	3,670,959
Chief Operating Officer and Chief	2024	497,105	274,200		881,433	413,725	2,878	2,069,341
Financial Officer	2023	464,574	212,194		215,557	448,167	3,002	1,343,494
Nadia Waheed, M.D. (6)	2025	536,667	398,750		1,091,490	2,351,640	378	4,378,925
Chief Medical Officer
Sanjay Nayak, M.B.B.S., Ph.D. (7)	2025	510,000	332,775		825,840	1,791,912	2,878	3,463,405
Chief Strategy Officer
Steve Meyers (8)	2025	510,000	295,800		550,560	1,191,031	2,878	2,550,269
Chief Commercial Officer
(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. The grant date fair values for the performance stock units and the performance option granted to Dr. Dugel in 2025 are calculated using a Monte Carlo model for each award on the date of grant, as determined under FASB ASC 718, based on the probable outcome of the performance condition as of the grant date. The grant date fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on February 5, 2026, regarding assumptions underlying the valuation of equity awards.
(2)	The compensation included in the “All Other Compensation” column consists of 401(k) match of $2,500 for each of Dr. Dugel, Mr. Notman, Dr. Nayak and Mr. Meyers for each of 2025 and 2024 and $2,500 for Mr. Notman for 2023. This amount also includes “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $378 for each of the NEOs in 2025, and $283 and $378, for Dr. Dugel and Mr. Notman, respectively, in 2024 and $502 for Mr. Notman in 2023. For Dr. Dugel, this amount includes legal fee reimbursements in the amount of $59,000 and $55,000 in 2025 and 2024, respectively.
(3)	Dr. Dugel has served as Executive Chair since February 2024 and was appointed President and Chief Executive Officer upon the resignation of our prior CEO, Mr. Antony Mattessich, in April 2024.
(4)	Dr. Dugel’s 2024 bonus included a one-time supplemental payment of $500,000 intended to approximate the additional base salary and bonus that Dr. Dugel would have received for 2024 if his compensation had been adjusted in connection with the increase in his duties and responsibilities when he assumed the role of President and Chief Executive Officer.
(5)	Mr. Notman, who is our Chief Operating Officer, also served as our Chief Financial Officer throughout 2025 and until his temporary medical leave of absence commenced in January 2026.
(6)	Dr. Waheed was appointed as our Chief Medical Officer effective June 2024. In August 2025, Dr. Waheed’s compensation was adjusted following an interim compensation review described in “—Compensation Discussion and Analysis—2025 Compensation Decisions—2025 Base Salaries.”
(7)	Dr. Nayak was appointed as our Chief Strategy Officer effective February 2024.
(8)	Mr. Meyers was appointed Chief Commercial Officer effective February 2024 and served as an executive officer effective from June 2025 until January 2026.

CEO Pay Ratio

Under applicable SEC rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation paid to our median paid employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the total compensation paid to our Executive Chairman, President and CEO, Dr. Pravin Dugel, which we refer to as the CEO Pay Ratio.

Our median employee compensation in 2025, as calculated using Summary Compensation Table requirements described below, was $247,396. Dr. Dugel’s compensation as reported in the Summary Compensation Table was $35,946,958. Therefore, our CEO Pay Ratio for 2025 is approximately 145:1.

The CEO Pay Ratio for 2025 is impacted by the level of the special equity grants that were made to Dr. Dugel as part of his updated CEO compensation package in February 2025.  As Dr. Dugel was not eligible for, and did not receive, any equity awards in early 2026 as part of the 2025 year-end compensation review process, we expect the CEO Pay Ratio for 2026 will be substantially lower than the ratio reported for 2025.

Pay Ratio Methodology

We identified the median employee using our employee population on December 31, 2025 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis) excluding Dr. Dugel. Under the applicable SEC rules, we are required to identify the median employee by use of a "consistently applied compensation measure", or CACM. We chose a CACM that closely approximates the annual target total compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2025: (1) annual base pay for 2025, (2) annual cash incentive for 2025, and (3) the grant date fair value for equity awards granted in 2025. In identifying the median employee, we annualized the compensation values of permanent employees that joined our company during 2025. After applying our CACM methodology, we identified the median employee and calculated the median employee's total compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

Grants of Plan-Based Award Table

The following table sets forth information regarding grants of plan-based awards to our NEO’s during 2025.

Name	Grant Date	All other Stock Awards: Number of Shares of Stock or Units(#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise Price of Options Awards ($/share)(2)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Pravin U. Dugel	2/11/2025	1,250,000	—	—	9,300,000
	2/11/2025	1,500,000	—	—	9,308,000
	2/11/2025	—	2,750,000	7.44	15,567,000
Donald Notman	2/11/2025	115,000(1)	—	—	855,600
	2/11/2025	—	344,115	7.44	1,846,179

Nadia K. Waheed	2/11/2025	79,000(1)	—	—	587,760
	2/11/2025	—	237,000	7.44	1,271,506
	8/12/2025	40,363	—	—	503,730
	8/12/2025	—	122,923	12.48	1,080,134
Sanjay Nayak	2/11/2025	111,000(1)	—	—	825,840
	2/11/2025	—	334,000	7.44	1,791,912

Steve Meyers	2/11/2025	74,000(1)	—	—	550,560
	2/11/2025	—	222,000	7.44	1,191,031

(1)	Each of the stock awards consisted of restricted stock units, which vest in equal annual installments over a three-year period on February 11, 2026, February 11, 2027, and February 11, 2028.
(2)	The exercise price per share of each option award is equal to the closing market price of our common stock on the date of grant. Subject to any additional performance-based vesting requirements described below, each of the option awards vests in approximately equal monthly installments through the fourth anniversary of the grant date.
(3)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of stock and option awards calculated in accordance with ASC 718.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2025:

	Option Awards							Stock Awards
											Equity		Equity
				Equity							Incentive		Incentive
				Incentive							Plan		Plan
				Plan							Awards:		Awards:
				Awards:							Number		Market or
				Number of						Market	of Unearned		Payout Value
	Number of	Number of		Securities				Number of		Value of	Shares,		of Unearned
	Securities	Securities		Underlying				Shares or		Shares or	Units, or		Shares, Units
	Underlying	Underlying		Unexercised				Units of		Units of	Other		or Other
	Unexercised	Unexercised		And		Option	Option	Stock That		Stock that	Rights That		Rights That
	Options (#)	Options (#)		Unearned		Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date	Vested (#)		Vested ($)(1)	Vested		Vested ($)
Pravin U. Dugel	587,788	694,681	(2)	—		9.70	2/21/2034	—		—	—		—
	—	—		—				356,241	(3)	4,324,766	—		—
	—	—		—				1,250,000	(4)	15,175,000	—		—
	—	—		2,750,000	(5)	7.44	2/10/2035	—		—	—		—
	—	—		—				—		—	1,500,000	(6)	18,210,000
Donald Notman	125,000	—		—		6.30	10/1/2027	—		—	—		—
	83,500	—		—		5.47	1/30/2028	—		—	—		—
	150,000	—		—		4.10	1/2/2029	—		—	—		—
	215,000	—		—		4.39	1/29/2030	—		—	—		—
	190,000	—		—		18.31	2/16/2031	—		—	—		—
	159,719	—		—		5.27	2/2/2032	—		—	—		—
	121,526	45,141	(7)	—		3.88	1/29/2033	—		—	—		—
	84,790	100,210	(8)	—		5.18	2/2/2034	—		—	—		—
	11,200	22,402	(9)	—		8.56	8/28/2034	—		—	—		—
	71,689	272,426	(10)	—		7.44	2/10/2035	—		—	—		—
	—	—		—				18,519	(11)	224,821	—		—
	—	—		—				41,091	(12)	498,845	—		—
	—	—		—				7,356	(13)	89,302	—		—
	—	—		—				115,000	(14)	1,396,100	—		—
Nadia K. Waheed	159,374	265,626	(15)	—		5.70	5/31/2034				—		—
	—	—		—				94,444	(16)	1,146,550	—		—
	49,374	187,626	(17)	—		7.44	2/10/2035				—		—
	—	—		—				79,000	(18)	959,060	—		—
	25,608	97,315	(19)	—		12.48	8/11/2035				—		—
	—	—		—				40,363	(20)	490,007	—		—
Sanjay Nayak	112,084	132,466	(21)	—		9.70	2/21/2034				—		—
	—	—		—				33,548	(22)	406,180	—		—
	69,582	264,418	(23)	—		7.44	2/10/2035				—		—
	—	—		—				111,000	(24)	1,347,540	—
Steve Meyers	42,187	2,813	(25)	—		5.22	4/3/2032	—		—	—		—
	72,915	27,085	(26)	—		3.88	1/29/2033	—		—	—		—
	—	—		—				11,111	(27)	134,888	—		—
	66,457	78,543	(28)	—		5.18	2/2/2034			—	—		—
	—	—		—				32,206	(29)	390,981	—		—
	46,249	175,751	(30)	—		7.44	2/10/2035	—		—	—		—
	—	—		—				74,000	(31)	898,360	—		—

(1)	Based on the closing price of $12.14 per share of common stock on December 31, 2025.
(2)	Dr. Dugel’s option to purchase 1,282,469 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(3)	Dr. Dugel’s RSU award represents a right to receive 854,979 shares of common stock, with the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(4)	Dr. Dugel’s RSU award represents a right to receive 1,250,000 shares of common stock, with the shares underlying the RSUs vesting in equal annual installments over a three-year period.

(5)	Dr. Dugel’s performance stock option represents the opportunity to purchase 2,750,000 shares of common stock that will vest based upon the achievement of stock price hurdles. None of the stock price hurdles have been achieved. See “Compensation Discussion and Analysis” for additional information.
(6)	Dr. Dugel’s performance stock unit award represents an opportunity to earn up to 1,500,000 shares of common stock that will vest based upon the achievement of stock price hurdles. None of the stock price hurdles have been achieved. See “Compensation Discussion and Analysis” for additional information.
(7)	Mr. Notman’s option to purchase 166,667 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(8)	Mr. Notman’s option to purchase 185,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(9)	Mr. Notman’s option to purchase 33,602 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(10)	Mr. Notman’s option to purchase 344,115 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(11)	Mr. Notman’s RSU award represents a right to receive 55,556 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(12)	Mr. Notman’s RSU award represents a right to receive 61,636 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(13)	Mr. Notman’s RSU award represents a right to receive 11,034 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(14)	Mr. Notman’s RSU award represents a right to receive 115,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(15)	Dr. Waheed’s option to purchase 425,000 shares of common stock vests over four years, with 25% of the underlying shares vesting on June 1, 2025, and the remaining shares underlying the option vesting in equal monthly installments thereafter.
(16)	Dr. Waheed’s RSU award represents a right to receive 141,666 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period, beginning on the date of grant.
(17)	Dr. Waheed’s option to purchase 237,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(18)	Dr. Waheed’s RSU award represents a right to receive 79,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(19)	Dr. Waheed’s option to purchase 122,923 shares of common stock vested with respect to 7/48 of the shares underlying the option on September 11, 2025 and with respect to 1/48 of the shares underlying the option monthly thereafter through February 11, 2029.
(20)	Dr. Waheed’s RSU award represents a right to receive 40,363 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period, beginning on February 11, 2028.
(21)	Mr. Nayak’s option to purchase 244,550 shares of common stock vests over four years, with 25% of the underlying shares vesting on February 22, 2025, and the remaining shares underlying the option vesting in equal monthly installments thereafter.
(22)	Mr. Nayak’s RSU award represents a right to receive 80,300 shares of common stock, with the shares underlying the RSUs vesting in equal quarterly installments over a three-year period.
(23)	Mr. Nayak’s option to purchase 334,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(24)	Mr. Nayak’s RSU award represents a right to receive 111,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(25)	Mr. Meyers’ option to purchase 45,000 shares of common stock vests over four years, with 25% of the underlying shares vesting on March 15, 2023, and the remaining shares underlying the option vesting in equal monthly installments thereafter.
(26)	Mr. Meyers’ option to purchase 100,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(27)	Mr. Meyers’ RSU award represents a right to receive 33,333 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(28)	Mr. Meyers’ option to purchase 145,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.

(29)	Mr. Meyers’ RSU award represents a right to receive 48,309 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.
(30)	Mr. Meyers’s option to purchase 222,000 shares of common stock vests over four years, with the shares underlying the option vesting in equal monthly installments over a four-year period.
(31)	Mr. Meyers’ RSU award represents a right to receive 74,000 shares of common stock, with one-third of the shares underlying the RSUs vesting in equal annual installments over a three-year period.

Option Exercises and Stock Vested Table

The following table sets forth information regarding stock options exercised, and vested RSUs received by our NEOs during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($) (2)
Pravin U. Dugel	—	—	284,993	2,761,583
Donald Notman	—	—	61,260	483,912
Nadia K. Waheed	—	—	47,222	378,248
Sanjay Nayak	—	—	26,767	259,375
Steve Meyers	—	—	32,214	239,821

(1)	Amounts shown do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. Any amounts shown would represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2)	Value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the Nasdaq Global Select Market on the applicable vesting date.

Employment Agreements with Named Executive Officers

We are party to employment agreements with each of our NEOs. Each of these agreements provides that employment is at-will and will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Under their respective employment agreements, each NEO is entitled to receive a minimum annual base salary and is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our compensation committee or board of directors, in its sole discretion, calculated as a percentage of the executive officer’s annual base salary , and as further described above under “Executive Compensation—Compensation Discussion and Analysis”. The employment agreements also provide for eligibility for other benefit programs. Each of our executive officers is also entitled to separation benefits as described below under the caption “Potential Payments Upon Termination or Change in Control Transaction”.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our NEOs will be entitled to severance payments if his or her employment is terminated under specified circumstances in accordance with the terms of their respective employment agreements.

Dr. Dugel. Under the terms of his employment agreement, we have agreed to pay Dr. Dugel his base salary for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of twelve months if we terminate Dr. Dugel’s employment without cause or if Dr. Dugel terminates his employment with us for good reason, in each case as such terms are defined in his employment agreement and as modified by his equity award agreements), outside the period commencing from the 90th day prior to a corporate change, as such term is defined in his employment agreement, and ending twelve months following a corporate change. If Dr. Dugel’s employment is terminated by us without cause, is terminated by him for good reason, or is terminated in the event of his death or disability, as defined in his employment agreement, we are obligated to accelerate the vesting of outstanding time-based equity awards held by him by twelve months or, in the case of his equity awards granted on February 22, 2024, by 24 months.

Pursuant to his employment agreement, we have agreed that if we terminate the employment of Dr. Dugel without cause or if he terminates his employment with us for good reason, in each case during his specified change of control period, then we will pay him in a lump sum an amount equal to his base salary for 18 months; pay him an amount equal to one and one-half times his target annual bonus for the year of termination; accelerate in full the vesting of all of Dr. Dugel’s outstanding time-based equity awards; and, to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him with group health insurance for a period of 18 months.

We have also agreed that if Dr. Dugel’s employment is terminated by us without cause, is terminated by him for good reason, or is terminated in the event of his death or disability, then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) the vesting of his 2025 time-based RSU award will be accelerated by 18 months and (ii) the three-year service condition in his 2025 performance stock unit award and 2025 performance stock option award (which we refer to together as the Performance Awards) will be deemed satisfied. In addition, upon any such termination of employment, Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that are achieved within the 18 months following the termination of employment, and Dr. Dugel will be entitled to exercise the 2025 performance stock option award within three months following the achievement of a stock price hurdle during such 18-month period (or 180 days following achievement of a stock price hurdle if the termination was on account of death or disability). If Dr. Dugel’s employment with the company is terminated by the company without cause or if Dr. Dugel resigns with good reason or if Dr. Dugel’s employment terminates on account of his death or disability, in each case during the period commencing three months prior to and ending twelve months following a corporate change then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) the vesting of his 2025 time-based RSU award will be accelerated in full and (ii) for the Performance Awards, the three-year service condition will be deemed satisfied, and Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that have been achieved prior to, or are achieved in connection with, the corporate change.

Mr. Notman.  Under the terms of his employment agreement, we have agreed to pay Mr. Notman his base salary for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of twelve months if we terminate Mr. Notman’s employment without cause or if Mr. Notman terminates his employment with us for good reason, in each case as such terms are defined in his employment agreement, outside the protected period relating to a corporate change, as such terms are defined in his employment agreement.

Pursuant to his employment agreement, we have agreed that if we terminate the employment of Mr. Notman without cause or if he terminates his employment with us for good reason, in each case during the protected period relating to a corporate change, then we will pay him in a lump sum an amount equal to his base salary for 18 months; pay him an amount equal to one and one-half times his target annual bonus for the year of termination; accelerate in full the vesting of all of Mr. Notman’s outstanding unvested equity awards; and, to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and certain eligible dependents with group health insurance for a period of 18 months.

Dr. Nayak and Dr. Waheed. Under the terms of their respective employment agreements, we have agreed to pay each of Dr. Nayak and Dr. Waheed his or her base salary for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him or her with group health insurance for a period of twelve months if we terminate his or her employment without cause or if the executive terminates his or her employment with us for good reason, in each case as such terms are defined in the executive’s employment agreement, outside the protected period relating to a corporate change, as such terms are defined in his or her employment agreement.

Pursuant to the executive’s employment agreement, we have agreed that if we terminate the executive’s employment without cause or if the executive terminates his or her employment with us for good reason, in each case during the protected period relating to a corporate change, then we will pay the executive in a lump sum an amount equal to his or her base salary for 18 months; pay the executive an amount equal to one and one-half times the executive’s target annual bonus for the year of termination; accelerate in full the vesting of all of the executive’s outstanding unvested time-based equity awards; and, to the extent allowed by applicable law and the terms of the applicable policies, continue to provide the executive and certain eligible dependents with group health insurance for a period of 18 months.

Mr. Meyers. Under the terms of his employment agreement, we have agreed to pay Mr. Meyers his base salary for a period of twelve months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him with group health insurance for a period of six months if we terminate his employment without cause or if he terminates his employment with us for good reason, in each case as such terms are defined in his employment agreement, outside the protected period relating to a corporate change, as such terms are defined in his employment agreement.

Pursuant to his employment agreement, we have agreed that if we terminate the employment of Mr. Meyers without cause or if he terminates his employment with us for good reason, in each case during the protected period relating to a corporate change, then we will pay him in a lump sum an amount equal to his base salary for 18 months; pay him an amount equal to one and one-half times his target annual bonus for the year of termination; accelerate in full the vesting of all of his outstanding unvested time-based equity awards; and, to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and certain eligible dependents with group health insurance for a period of 18 months.

Taxation. To the extent that any severance or other compensation payment made to any of our NEOs pursuant to his or her employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

The following table sets forth potential payments upon termination and change in control that would be made to our NEOs, assuming that such termination or change in control occurred on December 31, 2025. In addition to the amounts shown in the table below, each NEO would be entitled to receive payments for base salary through the date of termination, for accrued unused vacation days, and for any reimbursable business expenses incurred.

Name	Benefits	Triggering Event
		Termination Without Cause or for Good Reason (Outside of Protected Period for Corporate Change) ($)	Termination Without Cause or for Good Reason (During Corporate Change Protected Period) ($)	Termination Due to Death or Disability ($)
Pravin U. Dugel	Severance Payments	819,200(1)	1,228,800(2)	—
	Bonus Payment	—	921,600(3)	—
	Continuation of Benefits	33,731	50,596	—
	Market Value of Stock Vesting(4)	21,194,787	52,329,787	16,706,648
	Total	22,047,718	54,530,783	16,706,648
Donald Notman	Severance Payments	560,175(1)	840,262.50(2)	—
	Bonus Payment	—	420,131(3)	—
	Continuation of Benefits	23,128	34,692	—
	Market Value of Stock Vesting(4)	4,687,728	4,687,728	—
	Total	5,271,030	5,982,813	—
Nadia K. Waheed	Severance Benefits	550,000(1)	825,000(2)	—
	Bonus Payment	—	412,500(3)	—
	Continuation of Benefits	—	—	—
	Market Value of Stock Vesting(4)	5,188,091	5,188,091	—
	Total	5,738,091	6,425,591	—
Sanjay Nayak	Severance Benefits	510,000(1)	765,000(2)	—
	Bonus Payment	—	344,250(3)	—
	Continuation of Benefits	—	—	—
	Market Value of Stock Vesting(4)	3,319,702	3,319,702	—
	Total	3,829,702	4,428,952	—
Steve Meyers	Severance Benefits	510,000(1)	765,000(2)	—
	Bonus Payment	—	344,250(3)	—
	Continuation of Benefits	16,690	50,070	—
	Market Value of Stock Vesting(4)	3,040,105	3,040,105	—
	Total	3,566,795	4,199,425	—

(1)	Represents 12 monthly payments of the NEO’s monthly base salary from the time of termination.
(2)	Represents a lump sum payment equal to 18 months of the NEO’s monthly base salary from the time of termination.
(3)	Represents a lump sum payment equal to 1.5x the executive's target annual bonus for the year of termination.
(4)

The value of the award acceleration is equal to (i) in the case of options, the shares subject to unvested options as of December 31, 2025, that would vest in connection with a triggering event multiplied by the excess (if any) of the then-current stock price over the exercise price of the options and (ii) in the case of RSUs, the number of unvested RSUs as of December 31, 2025, that would vest in connection with a triggering event multiplied by the then-current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2025, or $12.14 per share.

Equity Incentive Plans

The five equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our 2014 Stock Incentive Plan, or the 2014 Plan; our Amended and Restated 2014 Employee Stock Purchase Plan, or the 2014 ESPP; our 2019 Inducement Stock Incentive Plan, as amended, or the 2019 Inducement Plan, and our 2021 Stock Incentive Plan, as amended, or the 2021 Plan. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan. Following the approval of the 2021 Plan in June 2021, we ceased granting awards under the 2014 Plan and started granting awards under the 2021 Plan. We are currently granting awards to eligible participants under the 2014 ESPP, the 2019 Inducement Plan and the 2021 Plan.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

●	make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;
●	upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or
●	terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

●	make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;
●	upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or
●	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of March 31, 2026, under our 2006 Plan, no awards remained outstanding under our 2006 Plan.  We will not grant any further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially reserved for issuance under the 2014 Plan was the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the 2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan as of immediately prior to our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors.

Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2014 Plan. However, incentive stock options were only permitted to be granted to our employees.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2026, under our 2014 Plan, there were options to purchase an aggregate of 3,677,377 shares of common stock outstanding at a weighted average exercise price of $9.70 per share. We will not grant any further stock options or other awards under our 2014 Plan. However, any shares of common stock subject to awards under our 2014 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

Amended and Restated 2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The number of shares of our common stock reserved for issuance under the 2014 ESPP is the sum of 207,402, plus an annual increase on the first day of each fiscal year, ending with the fiscal year ending on December 31, 2024, in an amount equal to the least of (1) 207,402 shares of our common stock, (2) 0.5% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. Effective as of each of January 1, 2023 and January 1, 2024, the number of shares issuable under the 2014 ESPP increased, pursuant to the terms of the 2014 ESPP, by an additional 207,402 shares. On April 17, 2025 and June 11, 2025, our board and stockholders, respectively, approved the amendment and restatement of the plan to increase the number of shares issuable thereunder by 2,000,000 shares and to remove the annual “evergreen” provisions. As of March 31, 2026, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 2,183,378 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
●	such person has been employed by us or by a designated subsidiary for at least eighty-five (85) days prior to enrolling in the 2014 ESPP; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans with an aggregate fair market value (as of the date of the option grant) in excess of $25,000 in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

We had two offering periods under the 2014 ESPP in 2025. The first offering period commenced January 1, 2025, and closed on June 30, 2025, at which time we issued 96,007 shares of our common stock. Our second offering period commenced July 1, 2025, and closed on December 31, 2025, at which time we issued 113,670 shares of our common stock. We plan to continue to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period. Our board of directors may, at its discretion, choose a different period of not more than twelve months for offerings.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees. On April 17, 2025, our board of directors approved the amended and restated 2014 ESPP to increase the number of shares issuable under the 2014 ESPP by 2,000,000 shares of common stock and to eliminate the provisions related to the annual “evergreen” share increase.

2019 Inducement Stock Incentive Plan, as amended

Our 2019 Inducement Plan, which became effective on October 29, 2019, was adopted by our board of directors. Awards under the 2019 Inducement Plan may only be granted to persons who (a) were not previously an employee or director of the company or (b) are commencing employment with the company following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with the company and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). The 2019 Inducement Plan provides for the following types of awards: non-statutory stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards. Initially, the maximum number of shares of common stock issuable under the 2019 Inducement Plan was 500,000. On December 10, 2020, our board of directors of the company amended the 2019 Inducement Plan to increase the aggregate number of shares issuable under the 2019 Inducement Plan from 500,000 to 1,054,000 shares of common stock. On February 20, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 1,054,000 to 3,804,000 shares of common stock. On April 16, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 3,804,000 to 4,804,000 shares of common stock. On October 4, 2024, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 4,804,000 to 6,054,000 shares of common stock.  On February 4, 2026, our board of directors amended the 2019 Inducement Plan to increase the aggregate number of shares issuable thereunder from 6,054,000 to 7,028,000 shares of common stock.

Our board of directors has delegated authority to our compensation committee to grant awards under the 2019 Inducement Plan. Our compensation committee has delegated authority to our Chief Executive Officer to grant awards under the 2019 Inducement Plan to all new hires, other than employees at the level of senior vice president or above, subject to certain limitations including any limitations under the 2019 Inducement Plan. Our compensation committee has established the terms of the awards to be granted by our Chief Executive Officer, including the maximum number of shares subject to awards that our Chief Executive Officer may grant, in the aggregate or to a single service provider.

Awards under the 2019 Inducement Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2019 Inducement Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Inducement Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2019 Inducement Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2026, under our 2019 Inducement Plan, there were options to purchase an aggregate of 3,868,720 shares of common stock outstanding at a weighted average exercise price of $8.81 per share and RSU awards outstanding for an aggregate of 873,520 shares of common stock.  As of March 31, 2026, 1,094,395 shares were available for issuance under our 2019 Inducement Plan.

2021 Stock Incentive Plan, as amended

Our 2021 Stock Incentive Plan was adopted by our board of directors in April 2021 and approved by our stockholders in June 2021. In April 2022, our board of directors adopted an amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 1 to the 2021 Plan, was approved by stockholders on June 16, 2022. In April 2023, our board of directors adopted an additional amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 2 to the 2021 Plan, was approved by stockholders on June 14, 2023.  In April 2024, our board of directors adopted an additional amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan.  This amendment, which we refer to as Amendment No. 3 to the 2021 Plan, was approved by stockholders on June 12, 2024.  In April 2025, our board of directors adopted an additional amendment to the 2021 Stock Incentive Plan, subject to stockholder approval, solely to increase the number of shares issuable under the plan. This amendment, which we refer to as Amendment No. 4 to the 2021 Plan, was approved by stockholders on June 11, 2025.  The 2021 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially issuable under the 2021 Stock Incentive Plan was the sum of 6,000,000 shares of common stock plus such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the 2014 Plan immediately prior to the date the 2021 Plan was approved by our stockholders, and (y) the number of shares of common stock subject to awards that had been granted under the 2014 Plan or the 2006 Plan immediately prior to the effectiveness of the 2021 Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject to certain limitations).  Effective as of June 16, 2022, the number of shares issuable under the 2021 Plan was increased by 3,600,000 shares upon the approval of Amendment No. 1 to the 2021 Plan by the stockholders.  Effective as of June 14, 2023, the number of shares issuable under the 2021 Plan was increased by 3,900,000 shares upon the approval of Amendment No. 2 to the 2021 Plan by the stockholders.  Effective as of June 12, 2024, the number of shares issuable under the 2021 Plan was increased by 7,000,000 shares upon the approval of Amendment No. 3 to the 2021 Plan by the stockholders. Effective as of June 11, 2025, the number of shares issuable under the 2021 Plan was increased by 8,750,000 shares upon the approval of Amendment No. 4 to the 2021 Plan by the stockholders. As of March 31, 2026, 1,647,820 shares were available for issuance under the 2021 Plan.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2021 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2021 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

●	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
●	the type of options to be granted;
●	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;
●	the duration of options and stock appreciation rights, which may not be in excess of ten years;
●	the methods of payment of the exercise price of options; and
●	the number of shares of common stock subject to any restricted stock awards, RSUs or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our compensation committee to grant awards under the 2021 Plan.  Our compensation committee has delegated authority to our Chief Executive Officer to grant awards under the 2021 Plan to all new hires and other key contributors, in each case, other than employees at the level of senior vice president or above, subject to certain limitations including any limitations under the 2021 Plan. Our compensation committee has established the terms of the awards to be granted by our Chief Executive Officer, including the maximum number of shares subject to awards that our Chief Executive Officer may grant in the aggregate or to a single service provider.

Awards under the 2021 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2021 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2021 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2021 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2026, under our 2021 Plan, there were options to purchase an aggregate of 18,313,194 shares of common stock outstanding at a weighted average exercise price of $8.38 per share and RSU awards outstanding for an aggregate of 5,401,817 shares of common stock.  No award may be granted under the 2021 Plan after June 18, 2031. Our board of directors may amend, suspend or terminate the 2021 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.  Our 2021 Plan and the proposed amendment to the 2021 Plan are more fully described in Proposal 4 of this proxy statement.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $24,500 for 2026. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2026 may be up to an additional $8,000 above the statutory limit. Participants who are aged 60-63 years old can also make “super catch-up” contributions, which in 2026 may be up to an additional $11,250 above the statutory limit.  Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions.  Effective January 1, 2021 through December 31, 2025, we made matching contributions to our 401(k) plan with a maximum contribution of $2,500 per employee.  Effective January 1, 2026, we will make matching contributions to our 401(k) plan with a maximum contribution of $5,000 per employee. Through December 31, 2025 and 2024, we have made matching contributions of $702,667 and $674,613 respectively, to our 401(k) plan.

Accounting Considerations

Compensation for share-based awards granted under the company’s equity incentive plans is recognized in accordance with FASB ASC 718. For time-based RSUs, compensation is measured at the grant date and recognized on a straight-line basis over the service or vesting period, which is generally three years for awards under the 2019 Inducement Plan and 2021 Plan. Forfeitures of awards are recognized as they occur.

Tax Deductibility

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. The compensation committee uses its judgment to authorize compensation payments that may be subject to the limitation on tax deductibility when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders.

Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers, who we refer to as our PEOs, and our other named executive officers other than our PEOs, who we refer to as our Non-PEO NEOs, in each case as presented in our Summary Compensation Tables, which amounts we refer to as our SCT Amounts; (ii) the “compensation actually paid” to our PEOs and our Non-PEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, which amounts we refer to as our CAP Amounts; (iii) certain financial performance measures; and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

							Value
					Average	Average	of Initial
					Summary	Compensation	Fixed $100
	Summary	Summary	Compensation	Compensation	Compensation	Actually	investment
	Compensation	Compensation	Actually	Actually	Table total for	Paid to	based on:(4)		Net loss	Stock
	Table Total for	Table Total for	Paid to First	Paid to Second	Non-PEO	Non-PEO	TSR	Peer Group	(in	Price
	First PEO	Second PEO	PEO	PEO	NEOs (1)	NEOs (1)(2)(3)	($)	($)	Thousands)	($)(5)
2025	$—	$35,946,958	$—	$57,534,937	$3,515,889	$5,585,142	$58.65	119.92	$(265,939)	12.14
2024	$8,782,364	$18,574,830	$5,834,178	$9,645,226	$6,614,266	$4,960,407	$41.26	90.58	$(193,506)	8.54
2023	$3,276,712	$—	$1,032,698	$—	$1,411,824	$692,794	$21.55	91.84	$(80,736)	4.46
2022	$4,100,605	$—	$(2,090,447)	$—	$1,507,838	$(758,745)	$13.57	88.53	$(71,038)	2.81
2021	$7,096,934	—	$(4,222,420)	$—	$3,609,513	$(1,774,384)	$33.67	99.37	$(6,553)	6.97
(1)	The First PEO is Mr. Mattessich (2024, 2023, 2022 and 2021). The Second PEO is Dr. Dugel (2024 and 2025). The First PEO presented in the table is Antony Mattessich and the Second PEO refers to Dr. Dugel. The Non-PEO NEOs for whom the average compensation is presented in this table are shown below.

2021	2022	2023	2024	2025
Michael Goldstein	Donald Notman	Donald Notman	Jeffrey Heier	Donald Notman
Donald Notman	Rabia Gurses Ozden	Rabia Gurses Ozden	Peter Kaiser	Nadia Waheed
Patricia Kitchen				Sanjay Nayak
Steve Meyers

(2)	The CAP Amounts have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the company’s PEO and Non-PEO NEOs. These amounts reflect the SCT Amounts for each year, adjusted as described in footnote 3 below.

(3)	The CAP Amounts reflect the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summary Compensation Table” columns below, represent the Stock Awards and Option Awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine CAP Amounts are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted. Equity values are calculated in accordance with ASC Topic 718.

			Plus Year-End	Plus Change in		Plus Change in
	Summary	Minus Stock and	Equity Value of	Value of	Plus Value of	Value of Prior
	Compensation	Option Awards	Unvested Awards	Unvested Awards	Awards Granted	Years’ Awards	Compensation
	Table Total for	from Summary	Granted During	Granted in Prior	and Vested	Vested During	Actually
Year	First PEO	Compensation Table	Year	Years	During Year	Year	Paid to First PEO
2024	$8,782,364	$2,939,216	$—	$—	$465,956	$(474,925)	$5,834,178
2023	$3,276,712	$2,127,765	$1,843,657	$(364,599)	$82,210	$(1,677,517)	$1,032,698
2022	$4,100,605	$3,051,254	$(1,244,152)	$(2,724,746)	$(118,048)	$(1,541,155)	$(2,090,447)
2021	$7,096,934	$6,053,684	$(2,261,605)	$(9,792,051)	$(586,466)	$(2,851,242)	$(4,222,420)

			Plus Year-End	Plus Change in		Plus Change in
	Summary	Minus Stock and	Equity Value of	Value of	Plus Value of	Value of Prior
	Compensation	Option Awards	Unvested Awards	Unvested Awards	Awards Granted	Years’ Awards	Compensation
	Table Total for	from Summary	Granted During	Granted in Prior	and Vested	Vested During	Actually
Year	Second PEO	Compensation Table	Year	Years	During Year	Year	Paid to Second PEO
2025	$35,946,958	$34,175,000	$52,483,512	$2,796,660	$—	$482,807	$57,534,937
2024	$18,574,830	$17,166,409	$8,663,217	$ ─	$(426,414)	$ ─	$9,645,226

	Average	Minus Average Stock	Plus Average. Year-	Plus Average Change	Plus Average	Plus Average Change
	Summary	and Option Awards	End Equity Value	in Value of	Value of	in Value of Prior	Average
	Compensation	from Summary	of Unvested	Unvested Awards	Awards Granted	Years’ Awards	Comp.
	Table Total for	Compensation	Awards Granted	Granted in Prior	and Vested	Vested During	Actually Paid to
Year	Non-PEO NEOs	Table	During Year	Years	During Year	Year	Non-PEO NEOs
2025	$3,515,889	$2,626,063	$3,505,195	$680,018	$497,091	$13,012	$5,585,142
2024	$6,614,266	$5,992,541	$4,765,160	$32,273	$6,416	$141,466	$4,960,407
2023	$1,411,824	$728,265	$628,968	$(119,795)	$33,176	$(532,934)	$692,794
2022	$1,507,838	$882,085	$373,380	$(865,185)	$(31,864)	$(865,830)	$(758,745)
2021	$3,609,513	$2,927,056	$1,096,255	$(4,457,826)	$(283,562)	$1,188,322	$(1,774,384)

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. The assumptions used in determining fair value of the stock options that vested during 2025, or that were outstanding as of December 31, 2025, as applicable, are as follows:

	Options Vested During Year or Outstanding on December 31 of
	2025
Expected Volatility	75.13%	─	83.10%
Risk-Free Interest Rate	3.5%	─	4.4%
Expected Dividend Yield		0%
Expected Term (in years)	3.1	─	5.9

The assumptions used in determining fair value of the stock options that vested during 2021, 2022, 2023 and 2024, or that were outstanding as of December 31, 2021, December 31, 2022, December 31, 2023 or December 31, 2024, as applicable, are as follows:

	Options Vested During Year or Outstanding on
	December 31 of
	2024			2023			2022			2021
Expected Volatility	79.06%	─	85.10%	80.00%	─	107.10%	79.00%	─	119.50%	64.5%	─	133.5%
Risk-Free Interest Rate	4.2%	─	4.3%	3.83%	─	4.73%	4.20%	─	4.70%	0.1%	─	0.3%
Expected Dividend Yield	0%			0%			0%			0%
Expected Term (in years)	1.4	─	3.8	1.0	─	3.1	1.0	─	3.5	0.5	─	4.0
(4)The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Stock Price to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our Second PEO and Non-PEO NEOs in 2025.

Description of Relationship Between CAP Amounts and Company and Peer Group Total Shareholder Return

The following chart sets forth the relationship between the CAP Amounts for our PEOs, the average CAP Amounts for our Non-PEO NEOs, and the (1) company’s total shareholder return, or TSR, and (ii) peer group total shareholder return, or Peer Group TSR, over the fiscal five-year period from December 31, 2020 through December 31, 2025.

Description of Relationship Between CAP Amounts and Net Loss

The following chart sets forth the relationship between CAP Amounts for our PEOs, the average CAP Amounts for our Non-PEO NEOs, and the company’s net loss over the fiscal five year period from December 31, 2020 through December 31, 2025.

Description of Relationship Between PEO and Non-PEO NEO CAP Amounts and Stock Price

The following chart sets forth the relationship between CAP Amounts for our PEOs, the average of CAP Amounts for our Non-PEO NEOs, and our stock price during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our Second PEO and other NEOs for 2025 to company performance.

The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our Second PEO and other NEOs for 2025 to company performance.

Stock Price

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2025.

EQUITY COMPENSATION PLAN INFORMATION

Number of
securities
remaining
available for future
	Number of			issuance under
	securities to be	Weighted-average		equity
	issued upon exercise	exercise price of		compensation plans
	of outstanding	outstanding		(excluding
	options, warrants	options, warrants		securities reflected
Plan category	and rights	and rights		in column(a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders(1)	23,056,505	$7.78	(3)	9,288,532
Equity compensation plans not approved by security holders(2)	4,690,683	$8.77		769,016
Total	27,747,188	$7.96	(3)	10,057,548
(1)	Consists of our four compensation plans which were approved by our stockholders: the 2006 Plan, the 2014 Plan, the 2021 Plan, and the 2014 ESPP. As described above under “—2014 Employee Stock Purchase Plan”, on June 11, 2025, the stockholders approved the amendment and restatement of the ESPP to increase the number of shares of common stock issuable thereunder by 2,000,000 and to eliminate the provisions in the ESPP related to the annual “evergreen” share increase.
(2)	Includes (i) an option award for 590,000 shares granted to Mr. Mattessich on June 20, 2017, as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and which vested over the first four years of Mr. Mattessich’s employment with us and which has been partially exercised by Mr. Mattessich for the purchase of 91,500 shares of common stock to date (ii) option awards for an aggregate of 3,385,674 shares granted to employees under the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), each with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date and the remaining shares underlying the option vesting in equal monthly installments thereafter and (iv) RSU awards for an aggregate of 806,509 shares granted to employees under the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), each with either quarterly or annual vesting over a period of three years from the date of grant.
(3)	Represents the weighted-average exercise price of outstanding options only and does not include outstanding RSU awards as such awards do not have an exercise price.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our current and former directors for the year ended December 31, 2025, with the exception of Dr. Dugel, who did not receive compensation for service as a non-employee director on our board of directors. Compensation information for Dr. Dugel is included above under “Executive Compensation.”

	Fees Earned or Paid in Cash	Stock Awards	Option Awards		All Other Compensation
Name	($)(1)	($)(2)	($)(2)		($)	Total ($)
Adrienne L. Graves, Ph.D.	55,000	123,480	270,199	(3) (4)	─	448,679
Seung Suh Hong, Ph.D.	55,000	123,480	270,199	(3) (4)	─	448,679
Richard L. Lindstrom, M.D.	67,500	123,480	270,199	(3) (4)	─	461,179
Merilee Raines	70,000	123,480	270,199	(3) (4)	─	463,679
Charles Warden	105,000	123,480	270,199	(3) (4)	─	498,679
Leslie J. Williams	67,500	123,480	270,199	(3) (4)	─	461,179
(1)	Fees earned or paid in cash consist of:
●	for Dr. Graves, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Hong, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Lindstrom, $50,000 for serving as a member of our board, $7,500 for serving as a member of our compensation committee and $10,000 for serving as the chairperson of our nominating and corporate governance committee;
●	for Ms. Raines, $50,000 for serving as a member of our board and $20,000 for serving as the chairperson of our audit committee;
●	for Mr. Warden, $50,000 for serving as a member of our board, $30,000 for serving as the chairperson and lead independent director of our board, $15,000 for serving as the chairperson of our compensation committee and $10,000 for serving as a member of our audit committee; and
●	for Ms. Williams, $50,000 for serving as a member of our board, $10,000 for serving as a member of our audit committee and $7,500 for serving as a member of our compensation committee.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 5, 2026, regarding assumptions underlying the valuation of equity awards.
(3)	Consists of an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock, in each case vesting with respect to all of the shares on the one-year anniversary of date of grant or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the grant date.
(4)	As of December 31, 2025:
●	Dr. Graves held options to purchase 152,000 shares of our common stock and RSU awards for 22,000 shares of common stock;
●	Dr. Hong held options to purchase 214,800 shares of our common stock and an RSU award for 14,000 shares of common stock;

●	Dr. Lindstrom held options to purchase 241,800 shares of our common stock and an RSU award for 14,000 shares of common stock;
●	Ms. Raines held options to purchase 178,800 shares of our common stock and an RSU award for 14,000 shares of common stock;
●	Mr. Warden held options to purchase 241,800 shares of our common stock and an RSU award for 14,000 shares of common stock; and
●	Ms. Williams held options to purchase 214,800 shares of our common stock and an RSU award for 14,000 shares of common stock.

In 2025, we paid cash compensation to our non-employee directors for his or her service as a director in the amounts described below under “—Director Compensation Arrangements.” All continuing directors were granted options to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock on June 11, 2025.

Director Compensation Arrangements

For 2025, our non-employee directors were compensated as follows:

●	each non-employee director received an annual cash fee of $50,000;
●	the lead independent director or chairperson received an additional annual cash fee of $30,000;
●	each non-employee director who is a member of the audit committee received an additional annual cash fee of $10,000 ($20,000 for the audit committee chairperson);
●	each non-employee director who is a member of the compensation committee received an additional annual cash fee of $7,500 ($15,000 for the compensation committee chairperson);
●	each non-employee director who is a member of the nominating and corporate governance committee received an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chairperson);
●	each new non-employee director received an initial grant of an option to purchase 88,000 shares of common stock and an RSU award for 28,000 shares of common stock upon the effectiveness of his or her initial election to our board of directors; and
●	each non-employee director who had served on our board of directors for at least six months received an annual grant of an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders.

For 2026, the compensation committee reviewed the compensation of our board of directors and recommended, and our board of directors approved that no changes were required to non-employee directors compensation arrangements for 2026.

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options and RSUs granted to newly elected non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options and RSU awards granted to the non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the grant date.

Stock options and RSUs for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under our stock incentive plan generally in effect at the time of grant. The share amounts for non-employee director stock option and RSU grants shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of the company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2025 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB and the SEC and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10-K for the year ended December 31, 2025.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Merilee Raines
Charles Warden
Leslie J. Williams

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2025	2024
Audit Fees(1)	$1,482,000	$1,231,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$2,125	$2,125
Total Fees	$1,484,125	$1,233,125
(1)	This category includes fees for professional services performed by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with the public offerings of our common stock.
(2)	This category includes fees related to a subscription for accounting-related research software.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Two Class III Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for new three-year terms at the annual meeting of stockholders in the year in which their terms expire. The members of the classes are divided as follows:

●	Class III: Pravin U. Dugel, M.D. and Merilee Raines, and their terms expire at the Annual Meeting; and
●	Class I: Adrienne L. Graves, Ph.D. and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2027; and
●	Class II: Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the annual meeting of stockholders to be held in 2028.

At each annual meeting of stockholders, directors are elected for full terms of three years to succeed those directors whose terms are expiring. Pravin U. Dugel, M.D. and Merilee Raines are current directors whose terms expire at the Annual Meeting. Each is nominated for re-election as a class III director, with a term ending in 2029.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2029, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for one or more nominees may so indicate by following the voting instructions set forth on the notice, voting instruction form or proxy card and affirmatively withholding his or her vote for that or those nominee(s). Each of the nominees has indicated his or her willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS A CLASS III DIRECTOR.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Exchange Act.  Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory “say-on-frequency” vote with respect to whether future executive compensation advisory votes will be held every one, two or three years.  We last held a say-on-frequency vote in 2020, when our stockholders voted in support of our proposal to hold a “say-on-pay” advisory vote on the compensation of our named executive officers each year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability.  The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and board of directors.  Highlights of our executive compensation program include the following:

●Competitive, market-based salaries, with annual adjustments;

●Cash bonuses assessed on individual and company performance on an annual basis; and

●Stock options, RSU awards, and an employee stock purchase plan to incentivize long-term value creation, with the potential benefit only to be realized if shareholder value is increased as a result of increases in our stock price.

As we describe in the “Executive Compensation” section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our stockholders.  Our board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding.  The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof).  However, our compensation committee and board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING FOR PROPOSAL 2.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

In Proposal 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes to approve executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain. We last held an advisory vote on the frequency of executive compensation advisory votes in 2020, at which time our stockholders voted in support of holding an advisory vote on executive compensation every year, and we have held such a vote annually since that time.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our board of directors may decide that it is in the best interests of our stockholders and the company to hold the advisory vote to approve executive compensation more or less frequently (but no less frequently than once every three years, as required by the Dodd-Frank Act). We will continue to propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, our board of directors believes that an advisory vote on executive compensation should be held every year. Therefore, our board of directors recommends that you vote for a frequency of every one year for future executive compensation advisory votes.

Our board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our company at this time.

OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY ONE YEAR FOR PROPOSAL 3.

Proposal 4: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as Amended, to Increase the Number of Shares of Common Stock Issuable Thereunder by 10,000,000 Shares

KEY REASONS WHY STOCKHOLDERS SHOULD APPROVE THE PLAN AMENDMENT

✓	Supports Our Ability to Attract and Retain Talent in a Competitive Market

Equity compensation is a core component of our total rewards strategy and is essential to attracting, motivating and retaining highly skilled employees in a competitive biopharmaceutical labor market. Among the companies we compete with for talent are many early stage, private and venture-backed entities, as well as recently public and mature public companies. In each case, these companies offer equity incentives as a central and significant component of their compensation packages. The ability to continue granting equity awards enables us to offer market-competitive compensation to support our ambitious hiring plans over the next 12-month period, in support of our next stage of growth and go-to-market product strategy. Our employees generally receive equity awards when they join and are eligible to participate in an annual equity program, which we believe supports strong employee retention and job offer acceptance rates in a highly competitive market environment.

✓	Enables Broad-based Equity Compensation Program with 100% Employee Participation

We maintain a broad-based equity compensation program with all of our employees generally being eligible to receive equity awards annually (subject to exceptions for the grant cycle immediately after the point in time the employee joined the company, depending on the time of year they join), which we believe fosters a strong ownership culture that aligns employees at all levels with stockholder interests and long-term value creation. Additionally, employee equity awards typically vest over a three-year period for RSU awards or a four-year period for options, incentivizing continued retention of our key talent.

✓	Aligns with our Pay-for-Performance Compensation Philosophy

We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment.  If the plan amendment is approved by stockholders, we expect to be able to continue to link pay-for-performance closely.

✓	Maintains Disciplined Approach to Dilution and Track Record of Responsible Equity Usage

The proposed share increase reflects consideration of our historical and projected equity usage, including burn rate, overhang and anticipated hiring needs, which the board reviews and monitors with the support of its independent compensation consultant. We believe the requested 10,000,000 share increase, which is intended to meet our equity needs for approximately twelve months, is reasonable and appropriately balances stockholder dilution with the need to support our compensation strategy.

✓	Preserves Cash Resources and Effective Balance Sheet Management

The remaining capacity under the plan would be insufficient to sustain our broad-based, performance-linked equity program, including annual grants and new hire awards. As a result, we may need to shift toward increased cash compensation, which would reduce financial flexibility, limit our ability to invest in clinical development and growth initiatives and weaken a critical alignment between employees and our stockholders.

✓	Incorporates Robust, Stockholder-Aligned Governance and Compensation Best Practices

The Amended Plan includes a number of features designed to protect stockholder interests and reflect strong governance standards, including no evergreen provision, no repricing without stockholder approval, no liberal share recycling, no discounted or reload awards, dividend protections, clawback policy, and stockholder approval for material amendments to this plan. The Board is committed to maintaining its regular engagement practice of soliciting stockholder feedback on our governance and compensation practices.

Additional Background on the Amendment to the 2021 Stock Incentive Plan

We are requesting that stockholders approve an amendment, which we refer to as the Plan Amendment, to our 2021 Stock Incentive Plan, as amended, which we refer to as the 2021 Plan, to increase the number of shares issuable under the plan.  Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability.  The market for qualified personnel in our industry remains highly competitive.  Among the companies we compete with for talent are many early stage, private and venture-backed entities, as well as recently public and mature public companies.  In each case, these companies offer equity incentives as a central and significant component of their compensation packages.  The ability to grant equity awards is therefore critical to our ability to attract, retain and motivate top talent and is a key component of our compensation program. Our employees generally receive equity awards when they join and are eligible to participate in an annual equity program, which we believe supports strong employee retention and job offer acceptance rates in a highly competitive market environment.

The 2021 Plan was originally adopted by our board of directors, upon the recommendation of the compensation committee and subject to stockholder approval, on April 13, 2021, and approved by our stockholders on June 18, 2021. Our board of directors adopted, and our stockholders approved, amendments to the 2021 Plan in each of 2022, 2023, 2024 and 2025, in each case solely to increase the number of shares issuable under the 2021 Plan. We refer to our 2021 Stock Incentive Plan, as amended by Amendment No. 1 to the 2021 Stock Incentive Plan, Amendment No. 2 to the 2021 Stock Incentive Plan, Amendment No. 3 to the 2021 Stock Incentive Plan, and Amendment No. 4 to the 2021 Stock Incentive Plan as the 2021 Plan in this proposal. On April 25, 2026, upon the recommendation of the compensation committee and subject to stockholder approval, our board of directors adopted a fifth amendment to the 2021 Plan solely to increase the number of shares issuable under the 2021 Plan by 10,000,000 shares, subject to adjustment in the event of stock splits and other similar events, which we refer to as the Plan Amendment. We refer to the 2021 Plan, as amended by the Plan Amendment, as the Amended Plan. Other than increasing the number of shares issuable under the 2021 Plan, the Plan Amendment does not make any changes to the 2021 Plan.

If stockholders approve the Plan Amendment, subject to adjustment in the event of stock splits and other similar events, awards (any or all of which may be in the form of incentive stock options) may be made under the Amended Plan for up to the sum of: (i) 39,250,000 shares of common stock and (ii) such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the 2014 Plan immediately prior to the date the 2021 Plan was originally approved by our stockholders on June 18, 2021, which we refer to as the Initial Approval Date, and (y) the number of shares of common stock subject to awards granted under our 2006 Plan and awards granted under the 2014 Plan, which awards were outstanding on the Initial Approval Date and which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, however, in the case of incentive stock options, to any limitations under the U.S. Internal Revenue Code of 1986, as amended, or the Code).

We and our board of directors understand that our equity-compensation needs must be balanced against the dilutive effect of such programs to our stockholders. Accordingly, the share pool increase being requested pursuant to the Plan Amendment is the result of careful consideration, in consultation with Aon, of our projected annual equity awards to employees and our non-employee directors and our employee new hires where the 2019 Inducement Stock Incentive Plan, or the 2019 Inducement Plan, is not available, recognition and promotion awards; our overhang and burn rate (both of which are discussed below); and an assessment of the magnitude of the increase that our stockholders would likely find acceptable. We believe that the size of proposed share pool increase under the Plan Amendment is reasonable and, if stockholder approval of the Plan Amendment is obtained at the Annual Meeting, we expect that the share pool under the Amended Plan will allow us to continue to grant equity awards at our historic rates for at least one year, but this may vary based on changes in participation, market practice and our stock price.

Information Regarding Our Outstanding Equity Awards

The following table describes the awards that were outstanding and the number of shares that remained available for issuance as of March 31, 2026, under our stock incentive plans (excluding our Amended and Restated 2014 Employee Stock Purchase Plan):

2006 Plan	● no options to purchase shares of common stock; and ● no shares of common stock remained available for the grant of future awards.
2014 Plan
●
options to purchase an aggregate of 3,677,377 shares of common stock, with a weighted average remaining term of 2.68 years and a weighted average exercise price of $9.70 per share; and
●
no shares of common stock remained available for the grant of future awards.

Inducement Grants (including under the 2019 Inducement Plan)
●
options to purchase an aggregate of 3,868,720 shares of common stock, with a weighted average remaining term of 8.2 years and a weighted average exercise price of $8.81 per share under the 2019 Inducement Plan;
●
873,520 shares of common stock underlying outstanding restricted stock unit (“RSU”) awards granted under the 2019 Inducement Plan;
●
1,094,395 shares of common stock remained available for the grant of future awards under the 2019 Inducement Plan; and
●
options to purchase an aggregate of 498,500 shares of common stock, with a weighted average remaining term of 0.1 years and a weighted average exercise price of $10.94 per share under inducement grants made outside of the 2019 Inducement Plan.

2021 Plan
●
options to purchase an aggregate of 18,313,194 shares of common stock, with a weighted average remaining term of 8.46 years and a weighted average exercise price of $8.38 per share (assuming maximum achievement of the performance metrics with respect to outstanding performance-based options);
●
5,401,817 shares of common stock underlying outstanding RSU awards (assuming maximum achievement of performance metrics with respect to outstanding performance-based RSUs); and
●
1,647,820 shares of common stock remained available for the grant of future awards (assuming maximum achievement of performance metrics with respect to outstanding performance-based options and RSUs).

As of March 31, 2026, there were no shares of restricted stock, stock appreciation rights, or other stock-based awards outstanding.

The shares available for issuance, if the Plan Amendment is approved, would facilitate our ability to continue to grant equity incentives which we believe to be vital to our ability to fully engage and retain the highly skilled individuals required to support our retention and growth in the highly competitive labor markets in which we compete. The inability to do so could have an adverse impact on our business. If the Plan Amendment is not approved, we may need to increase cash compensation, which would reduce the resources we have allocated to meeting our business needs and objectives. We therefore strongly believe that the approval of the Plan Amendment is instrumental to our continued success.

If this proposal is approved by our stockholders, we intend to register the additional shares reserved for issuance under the Amended Plan by filing a Registration Statement on Form S-8 as soon as reasonably practicable following such approval.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT OF THE 2021 PLAN BY VOTING FOR PROPOSAL 4

The remainder of this Proposal 4 includes:

●	Highlights of the Amended Plan;
●	Information Regarding Overhang and Burn Rate; and
●	Description of the Amended Plan.

Highlights of the Amended Plan

●	No Evergreen. The Amended Plan does not provide for any automatic increases in the number of shares of common stock issuable under the Amended Plan.

●	No Liberal Share Recycling. The Amended Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

●	No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
●	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

●	No Reload Options or SARs. No options or SARs granted under the Amended Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

●	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

●	Dividends and Dividend Equivalents on Restricted Stock, RSUs and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.

●	Limit Applicable to Non-Employee Directors. Subject to certain limited exceptions relating to regulatory compliance fees and expense reimbursements, the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted under the Amended Plan to any non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided that the maximum aggregate amount may not exceed $1,000,000 for any non-employee director in such director’s initial year of election or appointment. Additional exceptions to these limitations may only be made by our board of directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

●	Clawback Policy. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that the company has in effect or may adopt in the future.

●	Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the Amended Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

●	Administered by an Independent Committee. The Amended Plan is administered by the compensation committee, which is made up entirely of independent directors.

Information Regarding Overhang and Burn Rate

In developing our share request reflected in the Plan Amendment and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares of common stock underlying all equity awards outstanding and (ii) the total number of shares of common stock available for future award grants, divided by (iii) the number of shares of common stock outstanding. As of March 31, 2026, there were 32,633,128 shares underlying all equity awards outstanding assuming maximum achievement of performance metrics, 1,647,820 shares available for future awards under the 2021 Plan, assuming maximum achievement of performance metrics, 1,094,395 shares available for future awards under the 2019 Inducement Plan, and 218,895,916 shares of common stock outstanding. Accordingly, our overhang on March 31, 2026 was 16%. If the 10,000,000 additional shares of common stock proposed to be authorized for issuance under the Amended Plan are included in the calculation, our overhang on March 31, 2026 would have been approximately 21%.  As of March 31, 2026, we had pre-funded warrants for an additional

5,818,592 shares outstanding, which when added to the number of shares outstanding as of March 31, 2026 reflects an overhang of approximately 20% after giving effect to the Plan Amendment.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2025, 2024 and 2023 calendar years as well as an average over those years.

Calendar Year	Total Stock Options Granted (000s)	Total RSU Granted (000s)	Total Awards Granted (000s) (2)	Basic Weighted Average Number of Shares of Common Stock Outstanding (000s)	Gross Burn Rate(1)
2025	7,396	4,279	11,675	187,241	6.2%
2024	9,207	3,629	12,836	158,265	8.1%
2023	3,542	1,114	4,656	79,827	5.8%
Three-Year Average	6,715	3,007	9,722	141,837	6.8%

(1)	We define gross burn rate as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.
(2)	For purposes of this calculation, for each year, we counted the number of equity awards subject to performance-based vesting based on the maximum number of shares of our common stock issuable under the award.

Description of the Amended Plan

The following summary of the Amended Plan (which assumes stockholder approval of the Plan Amendment) is qualified in its entirety by reference to the Amended Plan. A copy of the Plan Amendment is attached as Appendix A to this proxy statement, and a full copy of the Amended Plan is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include the compensation committee or any similar committee appointed by our board of directors to administer the Amended Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs and other stock-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 39,250,000 shares of our common stock plus such additional number of shares of our common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of our common stock reserved for issuance under the 2014 Plan that remained available for grant under the 2014 Plan immediately prior to the date that the 2021 Plan was originally approved by our stockholders on June 18, 2021, and (y) the number of shares of common stock subject to awards granted under the 2006 Plan and under the 2014 Plan, which awards expire, terminate or are otherwise surrendered, canceled or forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, in the case of incentive stock options, to any limitations under the Code). Shares of our common stock issued under the Amended Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The Amended Plan provides that the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided, however, that this maximum aggregate amount may not exceed $1,000,000 in any calendar year for any individual non-employee director in that director’s initial year of election or appointment. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid by us to a non-employee director as reimbursement of an expense will not count against these award limits. Additional exceptions to this limitation may only be made by our board of directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to any non-employee director in his or her capacity as an advisor or consultant to the company.

For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.

Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or canceled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such awards being repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. Any such substitute awards shall not count against the overall share limits, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to any optionee holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to any optionee holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the stock option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended Plan provides that the measurement price of an SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution therefor new awards under the Amended Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of applicable Nasdaq rules.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on any such dividend payments.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares (or a combination of cash and shares), to be delivered at the time such award vests and settles pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on any such dividend equivalents.

Other Stock-Based Awards. Under the Amended Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on any such dividend equivalents.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Plan Benefits

As of March 31, 2026, approximately 364 persons were eligible to receive awards under the 2021 Plan, including the company’s 325 employees (excluding executive officers), ten executive officers (all of whom are also employees), six non-employee directors, 20 consultants and 3 advisors.

We are obligated to grant each of our current non-employee directors an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock in 2026 under the terms of our current non-employee director compensation policy and subject to the terms of the Amended Plan. Based upon our current non-employee director compensation policy, future awards of options to purchase shares and RSUs will be made to non-employee directors in years subsequent to 2026, but our non-employee director compensation policy is updated from time-to-time and, as such, awards issuable under such policy are not currently determinable beyond 2026. Except as set forth above, the granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group other than as set forth in the table below.

Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Awards

Pravin U. Dugel Executive Chairman, President and Chief Executive Officer	-	-	(1)
Donald Notman Chief Operating Officer	-	-	(1)
Nadia K. Waheed Chief Medical Officer	-	-	(1)
Sanjay Nayak Chief Strategy Officer	-	-	(1)
Steve Meyers Chief Commercial Officer	-	-	(1)
All current executive officers as a group	-	-	(1)
All current directors who are not executive officers as a group	-	348,000	(2)
All employees, including all current officers who are not executive officers, as a group	-	-	(1)

(1)	Equity awards to be issued under the Amended Plan, other than those we are obligated to grant to non-employee directors in 2026 under the terms of our non-employee director compensation policy, are discretionary and therefore not determinable at this time.
(2)	Represents the annual stock option award and the annual RSU award that we are obligated to grant to each non-employee director in 2026 pursuant to our non-employee director compensation policy. Under our non-employee director compensation policy and subject to the terms of the 2021 Plan, each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 44,000 shares of common stock and an RSU award for 14,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders. The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The annual stock options and RSUs granted to our non-employee directors vest, subject to the director’s continued service on our board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the date. Stock options and RSUs for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under, and subject to the terms of, our stock incentive plan generally in effect at the time of grant. The share amounts for non-employee director stock option grants and RSU awards shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend. Excludes (i) options and RSU awards that the non-employee directors will be entitled to receive under our non-employee director compensation policy for subsequent years following 2026 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended Plan, in each case because such potential awards are not currently determinable.

On April 29, 2026, the last reported sale price of our common stock on the Nasdaq Global Market was $9.21.

Awards Granted Under the 2021 Plan

Since the initial effectiveness of the 2021 Plan through March 31, 2026, the following number of equity awards have been granted to the individuals and groups described in the table below under the 2021 Plan.

Name and Position	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSU Awards Granted
Pravin U. Dugel Executive Chairman, President and Chief Executive Officer	2,750,000	2,750,000
Donald Notman Chief Operating Officer	1,136,983	377,894
Nadia K. Waheed Chief Medical Officer	600,855	198,475
Sanjay Nayak Chief Strategy Officer	531,650	175,900
Steve Meyers Chief Commercial Officer	709,650	235,542
All current executive officers as a group	8,664,261	4,727,849
All current directors who are not executive officers as a group	813,733	243,658
Each nominee for election as a director (1)
Merilee Raines	178,800	46,933
Each associate of any of such directors, executive officers or nominees	-	-
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	-	-
All employees, including all current officers who are not executive officers, as a group	15,633,651	5,045,124

(1)	Equity awards that have been granted under the 2021 Plan to Mr. Dugel, our Executive Chairman, President and Chief Executive Officer, and director nominee, are reflected above.

Administration

The Amended Plan is and will continue to be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award. All actions and decisions by our board of directors with respect to the Amended Plan and any awards made under the Amended Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.

To the extent permitted by applicable law, our board of directors may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees of our board of directors. In addition, subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to any limitations under the Amended Plan) to our employees or officers and to exercise such other powers under the Amended Plan as our board of directors may determine.

Our board of directors will, from time-to-time, fix the terms and conditions of any awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted. No officer will be authorized to grant awards to any “executive officer” of ours (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) or to any “officer” of ours (as defined by Rule 16a-1 under the Exchange Act). The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of awards to executive officers, and, in accordance with the description above, has delegated authority to our Chief Executive Officer to grant awards under the Amended Plan to all new hires, other than executive officers, subject to any limitations under the Amended Plan and any parameters imposed by our board of directors on such delegation. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any applicable limitations contained in the Amended Plan, the board of directors, the compensation committee, or any other committee or officer to whom the board of directors has delegated authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Amended Plan, each award under the Amended Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share-and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the board of directors, a participant may satisfy any applicable tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the board of directors, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Provisions for Foreign Participants

The board of directors may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on the board of director’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended Plan after June 17, 2031, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended Plan materially increasing the number of shares authorized under the plan (other than with respect to substitute awards or in connection with certain changes in capitalization and reorganization events), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

No additional shares will become issuable under the Amended Plan if stockholders do not approve the Plan Amendment. In this event, awards may continue to be made under the 2021 Plan for so long as shares remain available thereunder, and the board of directors will consider whether to adopt additional and/or alternative arrangements based on its assessment of the needs of the company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the settlement date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The audit committee of our board of directors has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. Although stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2025, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders, in which the amounts involved exceeded $120,000. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all have been approved or ratified by our audit committee pursuant to the policy described earlier in this proxy statement.

I2Vision Agreement

Dr. Heier, our Chief Scientific Officer, and D. Kaiser, our Chief Development Officer, are each a shareholder of i2Vision, Inc. and its affiliated entities, which we refer to collectively as “i2Vision”.  In April 2024, we entered into a Statement of Work with i2Vision Crescent to advise and provide services to us with respect to the clinical advancement of AXPAXLI. For the year ended December 31, 2025, we recorded a net credit for fees and expenses related to services rendered by i2Vision that were previously recorded as an expense of $(0.1) million.

Related Person Employment Arrangements

Brittany Koernig, the daughter of Dr. Jeffrey Heier, our Chief Scientific Officer, is employed by us as Associate Director, Corporate Communications.  Ms. Koernig does not report, directly or indirectly, to Dr. Heier in this role.  For her services to the company during fiscal year 2025, Ms. Koernig received total compensation of approximately $208,000, comprised of base salary, a cash bonus awarded as part of our annual performance-based cash compensation program, and the grant date fair value of equity awards granted under our long-term equity incentive program.  Ms. Koernig also participated in our benefit programs generally available to employees during 2025.  Such compensation is comparable to other company employees at a similar level and was determined in accordance with our standard compensation practices.

Steven Koernig, the son-in-law of Dr. Jeffrey Heier, our Chief Scientific Officer, is employed by us as Senior Manager, Strategy & Investor Relations.  Mr. Koernig does not report, directly or indirectly, to Dr. Heier in this role. Mr. Koernig commenced employment with the Company in April of 2026 and is expected to have annualized total compensation of approximately $210,000, comprising annualized base salary, annualized target bonus as part of our annual performance-based cash compensation program, and the estimated grant date fair value of equity awards to be granted under our long-term equity incentive program.  Mr. Koernig also participates in our benefit programs generally available to employees. Such compensation is comparable to other company employees at a similar level and was determined in accordance with our standard compensation practices.

Boston Image Reading Center Agreements

We have engaged Boston Image Reading Center LLC, or BIRC, to provide certain clinical development-related services to us. Dr. Waheed, our Chief Medical Officer, is a Director of BIRC. For the year ended December 31, 2025, we incurred fees for clinical development-related services rendered by BIRC of approximately $0.8 million. We engage BIRC in the ordinary course of our business on an arm's length basis.

2025 Public Offering

In October 2025, we completed an underwritten public offering of 37,909,018 shares of our common stock at a public offering price of $12.53 per share. The total gross proceeds of the offering were approximately $474.9 million, before deducting underwriting discounts and commissions and other offering expenses payable by us, resulting in net proceeds of approximately $445.6 million. None of our directors, executive officers or holders of more than 5% of our voting securities participated in this offering. Entities affiliated with FMR LLC, Avoro Capital Advisors, LLC, and VR Adviser, LLC, each a holder of more than 5% of our voting securities, purchased 5,670,000 shares of our common stock, 2,992,000 shares of our common stock, and 399,000 shares of our common stock respectively, each for an aggregate purchase price of $71,045,000.00, $37,489,760.00, and $4,999,470.00 respectively.

Private Placement

On February 21, 2024, we entered into a securities purchase agreement with certain institutional accredited investors, pursuant to which, on February 26, 2024, we issued an aggregate of 32,413,560 shares of our common stock at a price of $7.52 per share and, to certain investors in lieu of shares of our common stock, pre-funded warrants to purchase 10,805,957 shares of our common stock at a price of $7.519 per pre-funded warrant, in a private placement. We received aggregate gross proceeds from the private placement of approximately $325.0 million, before deducting placement agent fees and offering expenses. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name (1)	Number of Shares of Common Stock Purchased	Number of Shared of Pre-Funded Warrants Purchased	Purchase Price
Avoro Life Sciences Fund LLC	6,648,936	4,654,874	$84,999,996
Entities affiliated with Venrock Healthcare Capital Partners	2,992,021	2,992,419	$44,999,995
Deep Track Biotechnology Master Fund, Ltd.	3,490,691	1,163,718	$34,999,991
Venrock Opportunities Fund, L.P.	1,994,681	1,994,946	$30,000,000
Entities affiliated with Summer Road LLC	930,851	__	$6,999,999
(1)	See “Ownership of Common Stock” below for more information about the shares held by certain of the above identified entities.

In 2025 and early 2026, we issued 4,986,898 shares of our common stock to entities affiliated with Venrock in connection with the exercise of pre-funded warrants.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

●	each of our directors and director nominees;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 218,895,916 shares of our common stock outstanding as of March 31, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock (i) subject to options or pre-funded warrants that are currently exercisable, (ii) subject to options or pre-funded warrants that will become exercisable, or (iii) subject to RSUs that will vest within 60 days after March 31, 2026, are considered outstanding and beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. The beneficial ownership reported in each row of the table below has been rounded to the nearest share, where applicable, when the holder has reported ownership of fractional shares of the company. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
5% Stockholders
FMR LLC (1)	31,785,633	14.5%
Avoro Life Sciences Fund LLC(2)	12,714,874	5.8%
Summer Road LLC (3)	12,134,357	5.5%
Deep Track Biotechnology Master Fund Ltd(4)	11,234,132	5.1%
Named Executive Officers and Directors
Pravin U. Dugel, M.D. (5)	1,487,436	*
Donald Notman(6)	1,500,086	*
Nadia Waheed, M.D.(7)	397,970	*
Sanjay Nayak, M.B.B.S., Ph.D. (8)	318,512	*
Steve Meyers(9)	368,704	*
Adrienne L. Graves, Ph.D. (10)	112,000	*
Seung Suh Hong, Ph.D.(11)	203,733	*
Richard L. Lindstrom, M.D. (12)	444,733	*
Merilee Raines (13)	167,733	*
Charles Warden (14)	270,264	*
Leslie J. Williams (15)	208,233	*
All Executive Officers and Directors as a Group (16 persons)(16)	6,859,922	3.1%
(1)	Based in part on information provided in a Schedule 13G/A filed on November 5, 2025 by FMR and Abigail P. Johnson. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. FMR reported sole voting power over 31,779,018 shares and sole dispositive power over 31,785,633.58 shares. Ms. Johnson reported sole dispositive power over 31,785,633.58 shares. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(2)	Based in part on information provided in a Schedule 13G filed on November 14, 2024, the shares reported consist of (i) 8,060,000 shares of common stock and (ii) 4,654,874 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Avoro Life Sciences Fund LLC. Avoro Life Sciences Fund LLC is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Avoro Life Sciences Fund LLC, its affiliates, and any other holder whose beneficial ownership could be attributed to Avoro Life Sciences Fund LLC, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. Avoro Capital Advisors LLC, or Avoro, is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. Mr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The address of Avoro Life Sciences Fund LLC is 110 Greene Street, Suite 800, New York, NY 10012.
(3)	Based in part on information provided in a Schedule 13G filed on December 8, 2025, Summer Road LLC, a family office under the Investment Advisers Act, reports sole voting and dispositive power as to 12,134,357 shares of common stock. Pursuant to an investment management agreement between itself and each of three Family Clients (as defined under the Investment Advisers Act), Summer Road LLC may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power held by each of the Family Clients with respect to the common stock held by each of the Family Clients. The address for each of the entities listed above is 207 6th Street, West Palm Beach, FL 33401.
(4)	Based in part on information provided in a Schedule 13G filed on February 10, 2026, the shares reported consist of (i) 10,070,414 shares of common stock and (ii) 1,163,718 shares of common stock which may be acquired upon exercise of pre-funded warrants held by Deep Track Biotechnology Master Fund, Ltd. Deep Track Biotechnology Master Fund, Ltd. is prohibited from exercising such pre-funded warrants, if as a result of such exercise, Deep Track Biotechnology Master Fund, Ltd., its affiliates, and any other holder whose beneficial ownership could be attributed to Deep Track Biotechnology Master Fund, Ltd, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. The investment manager of Deep Track Biotechnology Master Fund, Ltd. is Deep Track Capital, LP. The controlling person of Deep Track Capital, LP is David Kroin. Deep Track Capital, LP and David Kroin may be deemed to have shared voting and investment power of the securities held by Deep Track Biotechnology Master Fund, Ltd. The address of Deep Track Capital, LP and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, Connecticut 06830. The address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.
(5)	Consists of (i) 394,696 and 300,115 shares of common stock held by his spouse and by the Pravin Dugel 2024 Irrevocable Trust, respectively, (ii) 71,248 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2026 and (iii) 721,377 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(6)	Consists of (i) 184,662 shares of common stock and (ii) 1,315,424 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(7)	Consists of (i) 61,775 shares of common stock and (ii) 336,195 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(8)	Consists of (i) 53,419 shares of common stock, (ii) 6,692 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2026 and (iii) 258,401 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(9)	Consists of (i) 72,968 shares of common stock and (ii) 295,736 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(10)	Consists of (i) 28,000 shares of common stock and (ii) 84,000 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(11)	Consists of (i) 32,933 shares of common stock and (ii) 170,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(12)	Consists of (i) 246,933 shares of common stock and (ii) 197,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(13)	Consists of (i) 32,933 shares of common stock and (ii) 134,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(14)	Consists of (i) 72,464 shares of common stock and (ii) 197,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.

(15)	Consists of (i) 37,433 shares of common stock and (ii) 170,800 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.
(16)	Consists of (i) 1,744,798 shares of common stock, (ii) 98,312 shares issuable upon the vesting of RSUs that will vest within 60 days after March 31, 2026, and (iii) 5,016,812 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2026 or that will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2025, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with the exception of Dr. Dugel, who reported the following transactions on a Form 4 filed on August 13, 2025:  (i) the transfer of 200,332 shares of our common stock to his spouse for no consideration on April 28, 2025,  and (ii) the transfer of 50,029 shares of our common stock to his spouse for no consideration on June 12, 2025.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We may engage a proxy solicitor as we deem necessary to assist in the solicitation of proxies in connection with the Annual Meeting. If we were to engage a proxy solicitor, we estimate that we would pay customary fees for these services of up to $20,000, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and our 2025 Annual Report to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2025 Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 14 Crosby Drive, 3rd Floor, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, or by calling (781) 357-4000. Any stockholder who wants to receive separate copies of the 2025 Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2027 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027, or the 2027 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 14 Crosby Drive, 3rd Floor, Bedford, MA 01730, Attention: Chief Legal Officer and Secretary, no later than January 1, 2027, the date that is 120 days prior to the first anniversary of the date this proxy statement was released to stockholders, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2027 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 10, 2027, and no later than March 12, 2027, provided that if the date of the 2027 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2027 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2027 Annual Meeting of Stockholders was made, whichever occurs first.

In addition to satisfying the advance notice provisions in our by-laws relating to director nominations, including the earlier notice deadlines set out above, in order to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 11, 2027. If the date of the 2027 Annual Meeting of Stockholders changes by more than 30 calendar days from the first anniversary of the Annual Meeting, such notice must instead be provided by the later of (i) 60 calendar days prior to the date of the 2027 Annual Meeting of Stockholders and (ii) the tenth calendar day following our first public announcement of the date of the 2027 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

Appendix A

Ocular Therapeutix, Inc.

AMENDMENT NO. 5 TO 2021 STOCK INCENTIVE PLAN

WHEREAS, Ocular Therapeutix, Inc. (the “Company”) maintains the 2021 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan, pursuant to Section 11(d) thereof, to increase the number of shares of Company common stock that may be granted under the Plan;

NOW, THEREFORE, in consideration of the foregoing, the Plan is amended, pursuant to Section 11(d) thereof, as follows:

1.	The number set forth in Section 4(a)(1)(A) of the Plan is increased by 10,000,000 shares of Common Stock to 39,250,000 shares of Common Stock.

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect.

A-1

Appendix B

Ocular Therapeutix, Inc.

2021 STOCK INCENTIVE PLAN, AS AMENDED

1. Purpose

The purpose of this 2021 Stock Incentive Plan (the “Plan”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.”  The Plan provides for the following types of awards, each of which is referred to as an “Award”:  Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that such officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 39,250,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2014 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Effective Date (as defined below) and (y) the number of shares of Common Stock subject to awards granted under the Company’s 2006 Stock Incentive Plan, as amended and the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan;  provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Ocular Therapeutix, Inc., any of Ocular Therapeutix, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”  The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board may substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or may, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9):  (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):  (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company)  that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V96770-P47550 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposal 2: NOTE: The shares represented by this proxy will be voted by the proxy holders, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 2. To approve an advisory vote on named executive officer compensation. 4. To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 10,000,000 shares. 5. To ratify the appointment of PricewaterhouseCoopers LLP as Ocular Therapeutix's independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve named executive officer compensation. OCULAR THERAPEUTIX, INC. OCULAR THERAPEUTIX, INC. 14 CROSBY DRIVE, 3RD FLOOR BEDFORD, MA 01730 01) Pravin U. Dugel, M.D. 02) Merilee Raines Nominees: The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect two Class III directors, each to serve until the 2029 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCUL2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote 1 Year on the following proposal: The Board of Directors recommends you vote FOR proposals 4 and 5: For Against Abstain ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCUL2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V96771-P47550 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2026: The Notice and Proxy Statement and the 2025 Annual Report are available at www.proxyvote.com. OCULAR THERAPEUTIX, INC. Annual Meeting of Stockholders June 10, 2026 at 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Pravin Dugel, Donald Notman and Todd Anderman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OCULAR THERAPEUTIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 10, 2026, virtually at www.virtualshareholdermeeting.com/OCUL2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side